Exhibit 4.1

CLOUD PEAK ENERGY RESOURCES LLC,

CLOUD PEAK ENERGY FINANCE CORP., as Issuers,

CLOUD PEAK ENERGY INC., as Parent Guarantor,

THE SUBSIDIARIES NAMED HEREIN, as Subsidiary Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of October 17, 2016

12% Second Lien Senior Secured Notes due 2021

CROSS-REFERENCE TABLE(1)

Trust Indenture Act	Indenture
Section	Section(s)

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.(2)
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311 (a)	7.11
(b)	7.11
312(a)	2.08
(b)	13.02
(c)	13.02
313(a)	7.06
(b)(1)	11.09
(b)(2)	7.06; 7.07
(c)	7.06; 13.01
(d)	7.06
314(a)	4.03; 4.17
(b)	11.09
(c)(1)	13.03
(c)(2)	13.03
(c)(3)	N.A.
(d)	11.09
(e)	13.04
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.01
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.07
318(a)	13.10
(b)	N.A.
(c)	13.10

(1) This Cross-Reference Table is not part of this Supplemental Indenture.

(2) N.A. means not applicable.

i

v

THIS INDENTURE (the “Indenture”) dated as of October 17, 2016 is among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), Cloud Peak Energy Inc., as Delaware corporation (the “Parent Guarantor”), the Subsidiary Guarantors (as defined herein) listed on Schedule A hereto, and Wilmington Trust, National Association, a national banking association, as Trustee and Collateral Agent (each, as defined below).

RECITALS

The Issuers desire to execute this Indenture to establish the form and terms, and to provide for the issuance, of second lien senior secured notes designated as 12% Second Lien Senior Secured Notes due 2021 in an aggregate principal amount of $290,366,000 (the “Initial Notes”).

From time to time subsequent to the Issue Date, the Issuers may, if permitted to do so pursuant to the terms of this Indenture, the Initial Notes and the terms of their other Debt existing on such future date, issue additional second lien senior secured notes of the same series as the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Indenture.

The Issuers, the Parent Guarantor and the Subsidiary Guarantors are members of the same consolidated group of companies.  The Parent Guarantor and the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Notes.  Accordingly, the Parent Guarantor and each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.

The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of an indenture qualified under such Act and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers, and all things necessary have been done to make the Note Guaranties, when the Notes have been executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Parent Guarantor and the Subsidiary Guarantors.

All things necessary to make this Indenture a valid agreement of each of the Issuers, the Parent Guarantor and the Subsidiary Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Accounts Receivable Securitization Facility” means the Receivables Purchase Agreement, dated as of February 11, 2013, as amended, among Cloud Peak Energy Receivables LLC, as seller, the Company, as servicer, the various conduit purchasers, related committed purchasers and purchaser agents from time to time party thereto, and PNC Bank, National Association, as administrator, establishing a $75 million receivables securitization program.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Parent Guarantor or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Debt is not Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

“Additional Senior Debt” has the meaning given to such term under the First Lien/Second Lien Intercreditor Agreement.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the loan agreements, the promissory notes, indentures, the First Lien Collateral Documents (as defined in the First Lien/Second Lien Intercreditor Agreement) or other operative agreements evidencing or governing such Debt.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and a Person shall be presumed to “control” another Person if (1) the first Person either (a) is the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of such specified Person or (b) (x) is the Beneficial Owner, directly or indirectly, of 10% or more of the total voting power of the Voting Stock of such specified Person and (y) has the right to appoint or nominate, or has an officer or director that is, at least one member of the Board of Directors of such specified Person, or (2) if the specified Person is a limited liability company, the first Person is the managing member. “Controlled” has a meaning correlative thereto.

“After Acquired Property” means any and all assets or property (other than Excluded Collateral) acquired by any Issuer or any Guarantor after the Issue Date that constitutes Collateral.

“Agent” means any Registrar, Paying Agent or Collateral Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the excess (if any) of (1) the present value at such redemption date of (a) the redemption price of such Note at November 1, 2018, as set forth under Section 3.07 plus (b) all required interest payments due on such Note from the redemption date through November 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate with respect to such redemption date plus 50 basis points over (2) the principal amount of such Note.

“Asset Sale” means any sale, lease (other than operating leases or capital leases entered into in the ordinary course of a Permitted Business), transfer or other disposition of any assets by the Parent Guarantor or any Restricted Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”),provided that the following are not included in the definition of “Asset Sale”:

(1)                                 a disposition to the Parent Guarantor or a Restricted Subsidiary, including the sale or issuance by the Parent Guarantor or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Parent Guarantor or any Restricted Subsidiary;

(2)                                 the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets by a Securitization Subsidiary in connection with a Permitted Receivables Financing;

(3)                                 a transaction covered by clause (a) of Section 5.01;

(4)                                 a Restricted Payment permitted under Section 4.08 or a Permitted Investment;

(5)                                 any transfer of property or assets that consists of grants by the Parent Guarantor or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)                                 the sale of Capital Stock of an Unrestricted Subsidiary;

(7)                                 the sale of assets by the Parent Guarantor and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Parent Guarantor and its Restricted Subsidiaries;

(8)                                 foreclosure of assets of the Parent Guarantor or any of its Restricted Subsidiaries to the extent not constituting a Default;

(9)                                 the sale or other disposition of cash or Cash Equivalents;

(10)                          the unwinding of any Hedging Agreements;

(11)                          the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)                          the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.09;

(13)                          (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries and (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(14)                          any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $7.5 million;

(15)                          dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $12.5 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any Real Property; and

(16)                          exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business.

If, in connection with an acquisition by the Parent Guarantor or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (2) the sum of all such principal payments.

“Attributable Indebtedness” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide (1) treasury services, (2) credit card, merchant card, purchasing card or stored value card services (including, without limitation, the processing of payments and other administrative services with respect thereto), (3) cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (4) other banking products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances).

“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)                                 with respect to the Company, its board of members or, if the Company does not have a board of members, the board of directors of the Parent Guarantor;

(2)                                 with respect to the Parent Guarantor, the board of directors of the Parent Guarantor; and

(3)                                 with respect to any other Person, (a) if the Person is a corporation, the board of directors of the corporation, (b) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (c) with respect to any other Person, the board or committee or sub-committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition,

(2)                                 (a) demand deposits, (b) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (c) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (d) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody’s,

(3)                                 commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s,

(4)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition,

(5)                                 bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody’s and A or better by S&P;

(6)                                 investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less),

(7)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above and

(8)                                 in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Certificated Note” means a Note in certificated form registered in the name of the Holder thereof and issued in accordance with Article II hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means:

(1)                                 any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (in the case of the Company) the Parent Guarantor, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor or the Company;

(2)                                 individuals who on the Issue Date constituted the Board of Directors of the Parent Guarantor (or, from and after the time, if any, at which the Company shall have a board of directors, individuals who, on such date, constituted the board of directors of the Company), together with any new directors whose election by the Board of Directors or whose nomination for election by the holders of the Voting Stock of the Company or the Parent Guarantor was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Guarantor then in office;

(3)                                 the Parent Guarantor ceases to be the managing member of the Company; or

(4)                                 the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor or the Company.

Notwithstanding the preceding, (a) a merger or consolidation of the Company with or into the Parent Guarantor or (b) a conversion of the Parent Guarantor or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such transaction the “persons” (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Voting Stock of the Parent Guarantor or the Company, as the case may be, immediately prior to such transaction continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity

Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property and assets, other than Excluded Collateral, with respect to which a Lien is granted pursuant to the Security Documents as security for the Obligations under the Indenture, Note Guaranties and the Notes.

“Collateral Agent” means Wilmington Trust, National Association, and any successor or replacement collateral agent.

“Commission” or “SEC” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Parent Guarantor, means a capital contribution to the Parent Guarantor in a manner that does not constitute Disqualified Equity Interests.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Parent Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including Taxes accrued as estimated, but excluding Specified Coal Agreement Obligations), after eliminating (1) all intercompany items between the Parent Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries and (2) all current maturities of long-term Debt.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Parent Guarantor and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)                                 the net income (or loss) of any Person that is a non-Wholly Owned Restricted Subsidiary (including any joint venture that is a Restricted Subsidiary), except to the extent of the Parent Guarantor’s share, determined pro rata with its percentage interest (direct or indirect) of Common Stock of such Person, of such Person’s net income earned during such period;

(2)                                 the net income (or loss) of any Person other than a Restricted Subsidiary (including any joint venture that is not a Restricted Subsidiary), except to the extent of dividends or other distributions actually paid in cash to the Parent Guarantor or any of its Restricted Subsidiaries by such Person during such period;

(3)                                 the net income (or loss) of any Person (other than the Company and the Subsidiary Guarantors) to the extent that the declaration or payment of dividends or similar distributions by such Person of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Person or the holders of its Common Stock, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(4)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or other dispositions, in each case other than in the ordinary course of business;

(5)                                 any net after-tax extraordinary gains or losses; and

(6)                                 the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, as of any date of determination, (1) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries minus (2) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries minus (3) Consolidated Current Liabilities, all determined as of such date and after giving pro forma effect to any transactions occurring on such date.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means the Credit Agreement dated as of February 21, 2014, among the Company, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto, PNC Bank, National Association, as administrative agent and swingline lender, and the arrangers, bookrunners, syndication agent and documentation agents named therein, together with any related documents (including any security documents and guarantee agreements), as such agreement has been or may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facilities” means (1) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including a Permitted Receivables Financing through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or the issuance of letters of credit or bankers’ acceptances or the like, (2) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (3) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Debt” means, with respect to any Person, without duplication,

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn);

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (a) trade payables arising in the ordinary course of business, (b) inter-company payables, (c) working capital-based and other customary post-closing adjustments in acquisition transactions and (d) salary and other employee compensation obligations incurred in the ordinary course;

(5)           the Attributable Indebtedness of such Person in respect of Capital Leases;

(6)           the amount of all Permitted Receivables Financings of such Person;

(7)                                 all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(8)                                 all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(9)                                 all obligations of such Person under Hedging Agreements;

provided that in no event shall Debt include (a) Specified Coal Agreement Obligations or asset retirement obligations, or (b) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company (including RTEA, as its predecessor) and its Subsidiaries.

The amount of Debt of any Person will be deemed to be:

(a)                                 with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(b)                                 with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(c)                                  with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(d)                                 otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.06 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)                                 mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(2)                                 are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the Stated Maturity of the Notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving Holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes if those provisions

(a)                                 are no more favorable to the holders of such Equity Interests than the provisions of the Indenture described in Section 4.06 and Section 4.07, and

(b)                                 specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Disregarded Domestic Person” means any direct or indirect Domestic Restricted Subsidiary of which substantially all of its assets consist of the equity of one or more direct or indirect Foreign Restricted Subsidiaries.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“EBITDA” means, for any period, the sum of

(1)                                 Consolidated Net Income, plus

(2)                                 Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

(3)                                 to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP (and without duplication):

(a)                                 the provision for Taxes based on income, profits or capital, including, without limitation, state franchise and similar Taxes;

(b)                                 depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period); and

(c)                                  all non-recurring or unusual losses (and less all non-recurring or unusual gains);

(d)                                 all non-cash start-up and transition costs, business optimization expenses and other non-cash restructuring charges;

(e)                                  the non-cash portion of “straight-line” rent expense;

(f)            non-cash compensation expense or other non-cash expenses or charges arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements);

(g)                                  any debt extinguishment costs;

(h)           accretion of asset retirement obligations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 410, Asset Retirement and Environmental Obligations, and any similar accounting in prior periods;

(i)                                     net after-tax losses attributable to asset sales, and net after-tax extraordinary losses;

(j)            (i) mark-to-market gains (and less any mark-to-market losses) relating to any Permitted Hedging Agreements and (ii) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to FASB ASC Topic No. 815, Derivatives and Hedging; and

(k)                                 commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income. Any reimbursement or equity contribution which is included in calculating EBITDA shall be excluded for purposes of calculations under clause (a)(C)(2) of Section 4.08;

minus

(i)                                     the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (A) and (B) of this clause (1) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(A)                               non-cash items increasing Consolidated Net Income for such period (but excluding any such items in respect of which cash was received in a prior period or will be received in a future period or which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), and

(B)                               the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds,

drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of the Parent Guarantor or the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means deposit accounts (1) used to fund payroll, employee benefits or tax obligations, (2) in the nature of fiduciary accounts, trust accounts, suspense accounts, escrow accounts, deposit accounts holding only purchase price deposits or other contractual or legal requirements to deposit or reserve money, or deposit accounts holding funds from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties or (3) funded for petty cash and working capital needs with a balance at all times of less than $5.0 million in the aggregate.

“Excluded Collateral” means:

(1)                                 motor vehicles or any other property that is covered by a certificate of title, the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction;

(2)                                 Equity Interests in any Immaterial Subsidiary or Unrestricted Subsidiary and Wyoming Quality Healthcare Coalition;

(3)                                 capital credits relating to the membership interests of Cordero Mining LLC in the Tri-County Electric Association, Inc., a Wyoming power cooperative; and Powder River Energy Corporation, a Wyoming power cooperative;

(4)                                 interests in partnerships, joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent of one or more third parties (other than any Issuer or Guarantor), after giving effect to the Uniform Commercial Code of any applicable jurisdiction and other applicable law;

(5)                                 Equity Interests in Foreign Restricted Subsidiaries (including any Domestic Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation”) or Disregarded Domestic Persons other than 66% of each class of the voting Equity Interests and 100% of the non-voting Equity Interests of such first-tier Foreign Restricted Subsidiaries and Disregarded Domestic Persons;

(6)                                 margin stock;

(7)                                 all foreign intellectual property;

(8)                                 any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(9)                                 properties that are subject to Liens that are referred to in clause (13) of “Permitted Liens” definition, so long as the beneficiary of such Lien prohibits the Lien created by the Security Documents;

(10)                          any Letter-of-Credit Rights (as such term is defined in the New York Uniform Commercial Code) to the extent any Issuer or Guarantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

(11)                          properties to the extent that (but only to the extent that, and only for so long as) the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent, approval, license or authorization not obtained of any governmental authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a change in control, breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, permit, instrument or other document evidencing or giving rise to such property or, in the case of any investment property (as defined in the New York Uniform Commercial Code), any applicable shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, permit, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, change of control, breach, default or termination or requiring such consent is ineffective under applicable law (including without limitation Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code in any applicable jurisdiction, the Bankruptcy Code and any similar state insolvency laws, or general principles of equity) to prevent the creation or attachment of the security interests granted hereunder;

(12)                          collateral consisting of cash and cash equivalents pledged to secure obligations arising under the Credit Agreement consisting of reimbursement obligations in respect of letters of credit or otherwise held by the First Lien Collateral Agent pursuant to Section 2.05(c), 2.05(q), 2.20(a)(ii), 2.20(b), 2.20(d), or Article VII of the Credit Agreement (or any equivalent successor provision);

(13)                          any Capital Stock and other securities of a Subsidiary of the Parent Guarantor to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities results in the Parent Guarantor being required to file separate financial statements of such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement;

(14)                          Real Properties other than Material Real Properties; and

(15)                          any other property or assets (including any Excluded Subsidiary (as such term is defined in the Credit Agreement)) that is not required to be subject to a Lien securing the Obligations under the Credit Agreement, except to the extent such property or assets are subject to a Senior Lien generally in favor of all holders of Senior Debt Obligations.

“Existing Unsecured Notes” means, collectively, the 2019 Notes and the 2024 Notes, in each case that are outstanding on the Issue Date.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (1) if such property has a Fair Market Value equal to or less than $20.0 million, by any officer; or (2) if such property has a Fair Market Value in excess of $20.0 million, by at least a majority of the disinterested members of the Board of Directors of the Parent Guarantor and evidenced by a resolution of the Board of Directors delivered to the Trustee.

“First Lien Collateral Agent” means the collateral agent under the Credit Agreement, and any successor or replacement collateral agent.

“First Lien/Second Lien Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement, dated as of the Issue Date, by and between Collateral Agent and the First Lien Collateral Agent.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(1)                                 the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(2)                                 the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(a)                                 pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(b)                                 pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(c)                                  Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving Credit Facility to the extent of the commitments thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(d)                                 pro forma effect will be given to

(i)            the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(ii)           the acquisition or disposition of companies, divisions or lines of businesses by the Parent Guarantor and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(iii)                               the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Parent Guarantor or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of

(1)                                 Interest Expense for such period; and

(2)                                 the product of

(a)                                 cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Parent Guarantor or any Preferred Stock of a Restricted Subsidiary,

except for dividends payable in the Parent Guarantor’s Qualified Stock or paid to the Parent Guarantor or to a Restricted Subsidiary, and

(b)                                 a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Parent Guarantor and its Restricted Subsidiaries.

“Flood Insurance Laws” means, collectively, (1) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (2) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (3) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (4) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (5) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Structure” means a “building” or “mobile home” (each as defined in the Flood Insurance Laws).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“Funded Debt” means, at any time, and determined on a consolidated basis without duplication, the consolidated Debt of the Parent Guarantor and its Restricted Subsidiaries of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5), (6), (7) and (8) in the definition of Debt (but in the case of clauses (7) and (8), only to the extent that the Debt of other Persons so Guaranteed or secured is itself of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5) or (6) of such definition).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note” means a Note in global form registered in the name of the Depositary or its nominee and issued in accordance with Article II hereof, in substantially the form of Exhibit A hereto, bearing the Global Note Legend and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Global Note Legend” means the legend set forth in Section 2.02, which is required to be placed on all Global Notes issued under the Indenture.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (3) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means collectively the Parent Guarantor and the Subsidiary Guarantors.

“Hedging Agreement” means (1) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement or other agreement or arrangement designed to protect against or mitigate interest rate risk, (2) any foreign exchange forward contract, currency swap agreement, currency option agreements or other agreement or arrangement designed to protect against or mitigate foreign exchange risk or (3) any commodity or raw material futures contract, commodity hedge agreement, any actual or synthetic forward sale contract or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk.

“Hedging Obligations” means, with respect to any Issuer or Guarantor, the obligations of such Issuer or Guarantor under a Hedging Agreement.

“Holder,” “Holder of Notes” or other similar terms means the Person in whose name a Note is registered in the Register (as defined in Section 2.06), provided that, so long as all Notes  are issued in the form of one or several Global Notes, (1) all references to actions by or rights of the Holders shall be deemed references to actions taken or rights exercised by the Depositary or its nominee upon instructions from its direct participants; (2) all references to payments and notices to the Holders shall be deemed references to payments to the Depositary or its nominee, as the registered Holder of the Notes, for distribution to its direct participants in accordance with the Depositary procedures.

“Immaterial Subsidiary” means any Subsidiary that (1) did not, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which financial statements have been delivered pursuant to Section 4.17, have assets with a value in excess of 2.5% of the Consolidated Net Tangible Assets or revenues representing in excess of 2.5% of total revenues of the Parent Guarantor and the Restricted Subsidiaries on a consolidated basis as of such date, and (2) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 5.0% of Consolidated Net Tangible Assets or revenues representing in excess of 5.0% of total revenues of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis as of such date.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.09, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.07.

“Interest Expense” means, for any period, the consolidated interest expense (net of any interest income) of the Parent Guarantor and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Parent Guarantor or its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capital Leases and imputed interest expense in respect of Specified Coal Agreement Obligations, (2) amortization of debt discount and debt issuance costs, (3) capitalized interest, (4) non-cash interest expense, (5) any of the above expenses with respect to Debt of another Person Guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries and (6) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Parent Guarantor or any Restricted Subsidiary in connection with a Permitted Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Parent Guarantor or any Restricted Subsidiary under any Permitted Receivables Financing, but excluding (a) amortization of deferred financing charges incurred in respect of any of the 2019 Notes, the 2024 Notes, the Notes, the Credit Agreement and any other Funded Debt, and (b) the write off of any deferred financing fees or debt discount, all as determined on a consolidated basis and in accordance with GAAP. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Parent Guarantor and its Restricted Subsidiaries with respect to any related interest rate Hedging Agreements.

“Interest Payment Date” means May 1 and November 1 with the first Interest Payment Date being May 1, 2017.

“Investment” means

(1)                                 any advance, loan or other extension of credit to another Person (but excluding (a) advances to customers, suppliers, joint venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Parent Guarantor or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (b) commission, travel and similar advances to officers and employees made in the ordinary course of business and (c) advances, loans or extensions of trade credit in the ordinary course of business by the Parent Guarantor or any of its Restricted Subsidiaries),

(2)                                 any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)                                 any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)                                 any Guarantee of any Debt or Disqualified Stock of another Person.

If the Parent Guarantor or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, all remaining Investments of the Parent Guarantor and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Parent Guarantor or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means October 17, 2016.

“Issuer Order” means a written request or order signed on behalf of each Issuer by an Officer thereof and delivered to the Trustee.

“LBA” means the acquisition of federal coal through an application for a federal coal lease submitted in accordance with the Bureau of Land Management competitive leasing regulations.

“LBM” means the acquisition of federal coal through an application to modify an existing coal lease submitted in accordance with the Bureau of Land Management non-competitive leasing regulations.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Denver, Colorado, Dallas, Texas or New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Material Real Property” means (1) any Mining Lease and (2) any fee-owned Real Property of the Company or its Restricted Subsidiaries having a net book value in excess of $5,000,000 other than that certain Real Property located in Sequatchie Valley Tennessee; provided that a Flood Structure which is not necessary or integral in order to recover coal from any Mine (such as, for example, storage sheds) shall not constitute Material Real Property unless such Flood Structure has a net book value in excess of $5,000,000.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities under the Mineral Leasing Act of 1920, the Federal Coal Leasing Amendments Act or the Surface Mining Control and Reclamation Act, each as amended or its replacement, and their state and local counterparts or equivalents.

“Mining Lease” means a lease, license or other use agreement which provides the Company or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine.  Leases (other than Capital Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Company or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Debt and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the Notes and the Note Guaranties or any part thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (1) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (2) proceeds from the conversion of other consideration received when converted to cash), net of

(3)                                 brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(4)                                 provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Parent Guarantor and its Restricted Subsidiaries;

(5)                                 payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(6)                                 appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt as to which (1) neither the Parent Guarantor nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Parent Guarantor or any Restricted Subsidiary and (2) no default thereunder would, as such, constitute a default under any Debt of the Parent Guarantor or any Restricted Subsidiary.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Note Documents” means the Indenture, the Notes and the Security Documents.

“Note Guaranty” means the Guarantee of the Notes pursuant to Article X hereof, which may be evidenced by a notation on the Notes substantially in the form attached hereto as Exhibit B.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of each of the Company and the Co-issuer by two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof. The counsel may be an employee of or counsel to the Company or the Parent Guarantor (or any Subsidiary Guarantor, if applicable), any Subsidiary or the Trustee.

“Parent Guarantor” means Cloud Peak Energy Inc., a Delaware corporation, and its successors.

“Pari Passu Second Lien Intercreditor Agreement” means a pari passu second lien intercreditor agreement substantially in the form attached as Exhibit D hereto to be executed in case any Issuer or Guarantor Incurs any series of Pari Passu Secured Debt other than the Notes by and between the Collateral Agent and the trustee, administrative agent, collateral agent, Collateral Agent or similar agent under indenture, loan agreement or other agreement with respect to such series of Pari Passu Secured Debt.

“Pari Passu Secured Debt” means the Notes and any other Debt of any Issuer or Guarantor which Debt is secured by a Lien on the Collateral that has the same priority as the Lien securing the Notes in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement.

“Permitted Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation  (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

“Permitted Hedging Agreements” means Hedging Agreements entered into in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries to hedge interest rate, foreign currency or commodity risk or otherwise for non-speculative purposes (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

“Permitted Investments” means:

(1)           any Investment in the Parent Guarantor or in a Restricted Subsidiary of the Parent Guarantor;

(2)           any Investment in cash or Cash Equivalents;

(3)           any Investment by the Parent Guarantor or any Subsidiary of the Parent Guarantor in a Person, if as a result of such Investment;

(a)                                 such Person becomes a Restricted Subsidiary of the Parent Guarantor, or

(b)                                 such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary;

(4)                                 Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with Section 4.07;

(5)                                 any Investment acquired solely in exchange for Qualified Stock of the Parent Guarantor or in exchange for Capital Stock of the Parent Guarantor which the Parent Guarantor did not receive in exchange for a cash payment, Debt or Disqualified Stock;

(6)                                 Permitted Hedging Agreements;

(7)                                 (a) receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business, (b) endorsements for collection or deposit in the ordinary course of business, and (c) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)                                 Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $150.0 million and (y) 8% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor;

(9)                                 to the extent they involve an Investment, payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $7.5 million outstanding at any time; and

(10)                          to the extent they involve an Investment, extensions of credit to customers, suppliers and joint venture partners in the ordinary course of business;

(11)                          Investments arising as a result of any Permitted Receivables Financing;

(12)                          any Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

(13)                          to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(14)                          [Reserved];

(15)                          Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are permitted under the Indenture;

(16)                          Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;

(17)                          Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms); and

(18)                          in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100.0 million and (y) 6% of Consolidated Net Tangible Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause) provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Parent Guarantor at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Parent Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary of the Parent Guarantor.

“Permitted Liens” means

(1)                                 Liens existing on the Issue Date (other than Liens permitted under clause (3) of this definition);

(2)                                 [Reserved];

(3)                                 Liens securing (a) Senior Secured Debt and Pari Passu Secured Debt (including a portion of the Notes and the Note Guaranties Incurred on the Issue Date) Incurred under Section 4.09(b)(i) (and all Obligations incurred, issued or arising with respect thereto that permit borrowings not in excess of the limit set out in Section 4.09(b)(i)) (provided that the principal amount of Senior Secured Debt Incurred pursuant to this clause (3)(a) shall not exceed the Total First Lien Cap Amount at any one time outstanding) and (b) Obligations of the Parent Guarantor and its Subsidiaries under Hedging Agreements and Bank Products Agreements;

(4)                                 Liens securing Debt (other than Senior Secured Debt, but including Pari Passu Secured Debt) in an aggregate amount (and all Obligations in respect thereof) not to exceed an amount (measured on the date of Incurrence) equal to 15% of the Parent Guarantor’s Consolidated Net Tangible Assets (it being understood that any decrease in Consolidated Net Tangible Assets following the date of Incurrence shall not create a Default with respect to such previously incurred Debt or Liens);

(5)                                 (a) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business, (b) Liens in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms) and (c) Liens on the property or assets of the Parent Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

(6)                                 Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and in respect of Taxes and other governmental assessments and charges or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7)                                 customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(8)                                 Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(9)                                 options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

(10)                          judgment liens so long as no Event of Default then exists as a result thereof, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(11)                          Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries;

(12)                          Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of “Permitted Debt” covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(13)                          Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (10) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property, provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(14)                          Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Parent Guarantor or any Restricted Subsidiary;

(15)                          Liens on property at the time the Parent Guarantor or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Parent Guarantor or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Parent Guarantor or any Restricted Subsidiary;

(16)                          Liens securing Debt or other obligations of the Parent Guarantor or a Restricted Subsidiary to the Company or a Guarantor;

(17)                          Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(18)                          Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)                          Liens on Capital Stock of any Unrestricted Subsidiary;

(20)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent Guarantor or any Restricted Subsidiary on deposit with or in possession of such bank;

(21)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)                          Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries;

(23)                          extensions, renewals or replacements of any Lien referred to in clauses (1), (2), (4), (13), (14) or (15) in connection with the refinancing of the obligations secured thereby, provided that (a) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (b) except as contemplated by the definition of “Permitted Refinancing Debt,” the aggregate principal amount of Debt secured by such Lien is not increased and (c) such Lien has no greater priority than the Lien being extended, renewed or replaced;

(24)                          Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

(25)                          surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Guarantor or any Subsidiary;

(26)                          pledges, deposits or non-exclusive licenses to use intellectual property rights of the Parent Guarantor or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(27)                          Production Payments, royalties, dedication of reserves under supply agreements, Liens in connection with any Mining Leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary Uniform Commercial

Code financing statement filings in respect of leases (and not any Debt) entered into in the ordinary course of business; and

(28)                          Liens for Specified Coal Agreements arising as a result of Specified Coal Agreement Obligations or obligations to grant surface or water rights.

“Permitted Receivables Financing” means the Accounts Receivable Securitization Facility and any other receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Parent Guarantor or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Parent Guarantor has concluded are customary and fair to the Parent Guarantor and its Restricted Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Private Coal Agreement” means an agreement between the Parent Guarantor or one or more of its Subsidiaries, on the one hand, and a seller or lessee (in each case, that is not a Governmental Authority) (the “Transferee”) under which the Parent Guarantor or one or more of its Subsidiaries acquire coal through (1) a lease from such Transferee, (2) the purchase of one or more coal deposit or other assets from such Transferee or (3) the exchange of coal assets between the Parent Guarantor or one or more of its Subsidiaries, on the one hand, and such Transferee, on the other.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Parent Guarantor, the Parent Guarantor may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” shall mean, collectively, all right, title and interest of the Parent Guarantor or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Parent Guarantor or any Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Responsible Officer,” when used with respect to the Trustee, means the officer in the Corporate Trust Office of the Trustee having direct responsibility for administration of the Indenture and when used with respect to the Collateral Agent, means the officer in the Corporate Trust Office of the Collateral Agent having direct responsibility for administration of the Security Documents.

“Restricted Subsidiary” means any Subsidiary of a Person other than any Unrestricted Subsidiary of such Person.  Unless otherwise specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Parent Guarantor.  For the avoidance of doubt, each of the Company and the Co-issuer shall constitute a Restricted Subsidiary.

“RTEA” means Rio Tinto Energy America Inc., a Delaware corporation.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Priority Collateral” has the meaning given to such term under the First Lien/Second Lien Intercreditor Agreement.

“Second Priority Debt Documents” means this Indenture, the Security Documents, and each of the other agreements, documents, and instruments providing for or evidencing any other Second Priority Debt Obligation and any other document or instrument executed or delivered at any time in connection with any Second Priority Debt Obligation (including any intercreditor or joinder agreement among holders of Second Priority Debt Obligations or with holders of Senior Debt Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

“Second Priority Debt Obligations” has the meaning given to such term under the First Lien/Second Lien Intercreditor Agreement.

“Second Priority Lien” has the meaning given to such term under the First Lien/Second Lien Intercreditor Agreement.

“Secured Obligations” has the meaning set forth in Section 11.01(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means CPE Receivables LLC and any other Subsidiary of the Parent Guarantor

(1)                                 that is designated a “Securitization Subsidiary” by the Parent Guarantor,

(2)                                 that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)                                 no portion of the Debt or any other obligation, contingent or otherwise, of which

(a)                                 is Guaranteed by the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor,

(b)                                 is recourse to or obligates the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor in any way, or

(c)                                  subjects any property or asset of the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)                                 with respect to which neither the Parent Guarantor nor any other Restricted Subsidiary of the Parent Guarantor (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Security Agreement” means the security agreement to be dated as of the Issue Date among the Collateral Agent, the Issuers and the Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, any Mortgages, the First/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement (if any), and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Senior Debt Document” means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), Additional Senior Debt Documents and each of the other agreements, documents, and instruments providing for or evidencing any other Senior Debt

Obligation and any other document or instrument executed or delivered at any time in connection with any Senior Debt Obligation (including any intercreditor or joinder agreement among holders of Senior Debt Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

“Senior Debt Obligations” has the meaning given to the term “Senior Debt Obligations” under the First Lien/Second Lien Intercreditor Agreement.

“Senior Liens” means all Liens that secure the Senior Debt Obligations.

“Senior Secured Debt” means any Debt of any Issuer or Guarantor that is secured by a Lien on the Collateral that ranks senior in priority to the Lien securing the Notes in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement.

“Significant Restricted Subsidiary” means (1) the Co-issuer and (2) any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indenture.

“Specified Coal Agreement Obligations” means installment or deferred payment obligations or royalty payment obligations or obligations in connection with the acquisition of related surface rights, in each case in connection with a Specified Coal Agreement owed solely to the seller or lessor thereunder (and not to a bank or other third-party financer), but, (1) in the case of any such obligations under a Private Coal Agreement, only to the extent that the proven and probable coal reserves and other non-reserve coal deposits acquired under all such Private Coal Agreements do not in the aggregate exceed 15% of the total proven and probable coal reserves and other non-reserve coal deposits of the Parent Guarantor and its Restricted Subsidiaries at such time, and (2) excluding, in any event, any Funded Debt.

“Specified Coal Agreements” means any LBA, LBM, State Coal Lease and Private Coal Agreements.

“State Coal Lease” means the acquisition of coal owned by a state in accordance with the coal leasing regulations of such state.

“Stated Maturity” means (1) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (2) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of an Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means (1) each Domestic Restricted Subsidiary of the Company in existence on the Issue Date (other than the Co-issuer) that Guarantees Debt of the Company under the Credit Agreement, (2) each Restricted Subsidiary of the Parent Guarantor that executes a supplemental indenture in the form of Exhibit C hereto, and (3) any successor obligor under its Note Guaranty, in each case unless and until such Subsidiary Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.  §§ 77aaa-77bbbb), as in effect on the date on which this Indenture was executed and, to the extent required by law, as amended.

“Total First Lien Cap Amount” has the meaning given to such term under the First Lien/Second Lien Intercreditor Agreement in the definition of the term “Senior Obligations.”

“Transactions” means the offers to exchange the Existing Unsecured Notes for the Notes and any transactions related thereto, including the payment of cash consideration and fees and expenses in connection therewith.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2018; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the Treasury Rate at least two but no more than four Business Days prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Trustee” initially means Wilmington Trust, National Association and any other Person or Persons appointed as such from time to time pursuant to the Indenture, and, subject to the provisions of Article VII, includes its or their successors and assigns.

“2019 Notes” means the Issuers’ 8.500% Senior Notes due 2019.

“2024 Notes” means the Issuers’ 6.375% Senior Notes due 2024.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the Section 4.14.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Parent Guarantor and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Change of Control Offer to Purchase”	4.06(a)
“Change of Control Payment”	4.06(a)
“Change of Control Payment Date”	4.06(b)
“Covenant Defeasance”	8.03
“Discharge”	12.01(e)
“DTC”	2.06
“Event of Default”	6.01
“Excess Proceeds”	4.07(c)
“Fixed Charge Coverage Ratio Test”	4.09(a)
“Indenture”	Preamble
“Initial Notes”	Recitals
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Notes”	Recitals
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer to Purchase”	3.09
“Paying Agent”	2.06
“Permitted Debt”	4.09(b)
“Permitted Refinancing Debt”	4.09(b)
“Purchase Date”	3.09
“refinance”	4.09(b)
“Register”	2.06

“Registrar”	2.06
“Regular Record Date”	2.03
“Related Party Transaction”	4.12(a)
“Restricted Investment”	4.08
“Restricted Payments”	4.08(a)
“Surviving Company”	5.01(a)

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Company, the Co-issuer, the Parent Guarantor or any Subsidiary Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions;

(f)                                   references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(g)                                  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(h)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i)                                     when used to express an obligation or command, the words “will” and “shall” have the same meanings.

ARTICLE II
THE NOTES

Section 2.01                             Forms Generally.  The Notes and the Trustee’s certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, and the notations of Guarantee shall be in substantially the form set forth in Exhibit B hereto.  The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

The terms and provisions contained in the Notes (including the notations of Note Guaranties) shall constitute, and are hereby expressly made, a part of the Indenture, and the Issuers, the Parent Guarantor, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as Note Custodian.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as Note Custodian.

Section 2.02                             Form of Legend for Global Notes.  Every Global Note authenticated and delivered under the Indenture shall bear the Global Note Legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND

ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.03                             Title and Terms.  The Initial Notes shall be titled the “12% Second Lien Senior Secured Notes due 2021.”  The Trustee shall authenticate the Notes to be authenticated and delivered under this Indenture on the Issue Date in an aggregate amount equal to $290,366,000, upon delivery of an Issuer Order.

The Notes will mature on November 1, 2021.  Interest on the Notes will accrue at the rate of 12% per annum and will be payable semiannually in cash on each Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the April 15 and October 15 (the “Regular Record Date”) immediately preceding the applicable Interest Payment Date.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.  If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

The Notes shall be redeemable as provided in Article III and subject to Legal Defeasance and Covenant Defeasance as provided in Article VIII. The Notes shall have such other terms as are indicated in Exhibit A.

Section 2.04                             Denominations.  The Notes shall be issuable only in fully registered form without coupons and only in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 2.05                             Execution and Authentication.  One Officer of the Company and one Officer of the Co-issuer shall sign the Notes for the Company and the Co-issuer, respectively, by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Issuers may, subject to Section 4.09 and applicable law, issue Additional Notes under the Indenture.    Any Additional Notes will be secured, equally and ratably, with the Notes and any other Second Priority Debt Obligations.  The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue in an aggregate principal amount specified in such Issuer Order.  The Issuer Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in the Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either of the Issuers.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit B signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.15, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 2.06                             Registration, Registration of Transfer and Exchange.  The Issuers, the Parent Guarantor and the Subsidiary Guarantors shall maintain in the contiguous United States a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Register”) of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to the Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Parent Guarantor or a Subsidiary may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes at the Corporate Trust Office.

Upon surrender for registration of transfer of any Note at the office of the Registrar, the Issuers shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of any Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed by law or the Indenture in connection with any registration of transfer or exchange of any Notes.

If the Notes are to be redeemed in part, the Issuers shall not be required (A) to issue, register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 3.02, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.  Further, the Issuers shall not be required to register the transfer of or exchange any Notes after a record date and on or before the next succeeding Interest Payment Date.

The provisions of clauses (a) through (d) below shall apply only to Global Notes:

(a)                                 Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.

(b)                                 Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (i) such Depositary (A) has notified the Issuers that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers have not appointed a qualified successor within 90 days, (ii) an Event of Default has occurred and is continuing and the Depositary has notified the Issuers and the Trustee of its desire to exchange such Global Note for Certificated Notes or (iii) subject to the Depositary’s rules, the Issuers, at their option, have elected to terminate the book-entry system through the Depositary.

(c)                                  Subject to clause (b) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(j)                                    Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global

Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 2.07                             Paying Agent to Hold Money in Trust.  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Notes, and will notify the Trustee of any default by the Company, the Co-issuer, the Parent Guarantor or the Subsidiary Guarantors in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Parent Guarantor or a Subsidiary) shall have no further liability for the money.  If the Parent Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company or the Parent Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.08                             Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.09                             Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee or either of the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors) if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuers to protect the Issuers, the Parent Guarantor, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers, the Parent Guarantor and the Subsidiary Guarantors and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued hereunder.  The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

Section 2.10                             Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in

Section 2.11 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, the Parent Guarantor or a Subsidiary or an Affiliate of an Issuer) holds, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11                             Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, by the Parent Guarantor, by any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer, the Parent Guarantor or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.12                             Payment of Interest; Interest Rights Preserved.  If a Holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest on the Notes in accordance with those instructions or, if no instructions are given, by check mailed to such Holder at its registered address as it appears in the Registrar.  All other payments in respect of the Notes shall be made at the office or agency of the Paying Agent in the contiguous United States; provided that the Issuers may, at their option, make such payments by check mailed to the Holders at their registered address as it appears in the Register.

The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Notes.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

If any of the Company, the Co-issuer, the Parent Guarantor or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Note Guaranties) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 2.03 hereof.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note, the special record date and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers made at least 3 Business Days prior to the date on which such notice is to be sent, the Trustee in the name and at the expense of the Issuers) shall send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                             Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Issuers, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and any premium and (subject to Section 3.07) any interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Parent Guarantor, the Subsidiary Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary. Without limiting the generality of the foregoing, a Holder, including the Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

Section 2.14                             Temporary Notes.  Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Notes (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors).  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate Certificated Notes (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors) in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of the Indenture.

Section 2.15                             Cancellation.  Either of the Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, upon receipt of an Issuer Order, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall treat such canceled Notes in accordance with its documents retention policies.  The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.16                             Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.17                             Global Securities.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.18                             CUSIP Numbers.  The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if they do so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III
REDEMPTION AND PREPAYMENT OF NOTES

Section 3.01                             Notices to Trustee.  If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least ten Business Days (unless a shorter period is acceptable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (a) the paragraph of the Notes or Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed, (d) the redemption price and (e) whether the Issuers request the Trustee to give notice of such redemption.  Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02                             Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a)                                 if the Notes are listed for trading on a national securities exchange and a Responsible Officer of the Trustee knows of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed; or

(b)                                 if the Notes are not so listed or there are no such requirements, on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption  in accordance with Depositary’s applicable procedures).

No Notes of $1,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 3.03                             Notice of Redemption.  At least 15 days but not more than 60 days before a redemption date, the Issuers shall give or cause to be given, by first class mail (or electronically in the case of Global Notes), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price (if then determined and otherwise the basis for its determination);

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)                                 any conditions to redemption; and

(i)                                     that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary applicable to redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.  Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption without a condition become irrevocably due and payable on the redemption date at the redemption price.

Notice of any redemption of the Notes (including upon an Equity Offering) may, at the Issuers’ discretion, be given prior to a transaction or event specified in this Indenture (including  Section 3.07) and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

If a redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

Section 3.05                             Deposit of Redemption Price.  Not later than 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if the Parent Guarantor or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.07 hereof) money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.03 hereof.

Section 3.06                             Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07                             Optional Redemption.

(a)                                 The Issuers may redeem all or, from time to time, a part of the Notes, at a redemption price equal to:

(i)                                     if the redemption date is prior to November 1, 2018, 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); or

(ii)                                  if the redemption date is on or after November 1, 2018, the percentage of principal amount set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date):

12-month period commencing November 1 in Year	Percentage
2018	106.000%
2019	103.000%
2020 and thereafter	100.000%

(b)                                 At any time and from time to time prior to November 1, 2018, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes (including any Additional Notes) at a redemption price equal to 112.000% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), but in an aggregate principal amount not to exceed the net cash proceeds of one or more Equity Offerings, provided that

(i)                                     in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)                                  not less than 65% of the aggregate principal amount of the Notes originally issued under the Indenture (including any Additional Notes) remains outstanding immediately thereafter.

The Issuers may also redeem all of the Notes at the time, at the redemption price and subject to the conditions set forth in Section 4.06(e).

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                             Mandatory Redemption.  Except for any repurchase offers required to be made pursuant to Sections 4.06 and 4.07 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                             Offer to Purchase by Application of Net Proceeds.  In the event that, pursuant to Section 4.07 hereof, the Company shall be required to commence a pro rata offer (an “Offer to Purchase”) to all Holders and all holders of other Pari Passu Secured Debt containing provisions similar to those set forth in this Section 3.09 and Section 4.07 hereof with respect to offers to purchase or redeem with the Net Cash Proceeds of sales of assets to purchase Notes and such other Pari Passu Secured Debt, it shall follow the procedures specified below.

The Offer to Purchase shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail (or in the case of Global Notes, in accordance with procedures of the Depositary), a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer to Purchase shall be made to all Holders.  The notice, which shall govern the terms of the Offer to Purchase, shall state:

(a)                                 that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Offer to Purchase shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not validly tendered or accepted for payment shall continue to accrue interest;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(f)                                   that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g)                                  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, shall be purchased); and

(h)                                 that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, shall deposit by 11:00 a.m., New York City time, with the Paying Agent or Depositary an amount equal to the purchase price in respect of all Notes or portions thereof accepted for payment, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  Upon surrender and cancellation of a Certificated Note that is purchased in part, the Issuers shall promptly issue and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.  Respecting a Global Note that is purchased in part pursuant to an Offer to Purchase, the Trustee shall make an endorsement thereon to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06 hereof.  The Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors), and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

ARTICLE IV
COVENANTS

Section 4.01                             Payment of Notes.  The Issuers shall duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on the Notes at the respective times and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer, the Parent Guarantor or any Subsidiary Guarantor thereof, holds as of 11:00 a.m., New York City Time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Each Issuer shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.  The Company shall maintain in the United States (in or outside such place of payment) an office or agency where the Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. Initially, such office or agency shall be the Corporate Trust Office of the Trustee, except that the office or agency where such notices and demands to or upon the Company may be served shall be the office of the Trustee indicated in Section 13.01 hereof. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purpose of service of legal process against the Company, the Co-Issuer or any Guarantor.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside such place of payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph.  The Company shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.03                             Compliance Certificate.

(a)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after December 31, 2016, an Officers’ Certificate stating that a review of the activities of the Parent Guarantor and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Issuers with a view to determining whether each obligor on such Notes has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each obligor on such Notes has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, without regard to any grace period or requirement of notice required by the Indenture (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee within 30 days after either Issuer becomes aware of the occurrence of a Default, a written notice setting forth the details of the Default, and (unless such Default has already been cured) the action which such Issuer proposes to take with respect thereto.

Section 4.04                             Taxes.  So long as any of the Notes are outstanding, the Parent Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Parent Guarantor or any of its Subsidiaries or upon the income, profits or property of the Parent Guarantor or any of its Subsidiaries, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuers or any other obligor on the Notes to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Parent Guarantor or any of its Subsidiaries, except for any Lien permitted to be incurred under the terms of the Indenture, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Parent Guarantor or any other obligor on the Notes to perform its obligations hereunder; provided, however, that the Parent Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.05                             Stay, Extension and Usury Laws.  Each of the Issuers, the Parent Guarantor and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and each of the Issuers, the Parent Guarantor and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06                             Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer to Purchase”).  The Company shall make a Change of Control Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that (i) prior to the requirement to commence the Change of Control Offer to Purchase the Company has given the notice to exercise its right to redeem all the Notes under the terms described in Section 3.07 and redeemed the Notes in accordance with such notice or (ii) a third party makes the Change of Control Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer to Purchase made by the Company and purchases all Notes properly tendered and not withdrawn under the offer.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer to Purchase under this Section 4.06.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

(b)                                 Not later than 30 days following any Change of Control, the Company shall send to each Holder a written offer, which shall govern the terms of the Change of Control Offer to Purchase, with a copy of such offer to the Trustee.  In addition to including information concerning the business of the Company and its Subsidiaries that the Company in good faith believes will enable the Holders to make an informed decision with respect to the Change of Control Offer to Purchase, the offer shall also state, among other things:

(i)                                     that a Change of Control has occurred and a Change of Control Offer to Purchase is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

(ii)                                  the Change of Control Payment and the expiration date of the Change of Control Offer to Purchase, which will be no earlier than 30 days and no later than 60 days after the date such notice is sent and a settlement date for purchase (the “Change of Control Payment Date”) not more than five Business Days after the expiration date;

(iii)                               that any Note accepted for payment pursuant to the Change of Control Offer to Purchase (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest after the Change of Control Payment Date;

(iv)                              that any Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(v)                                 that any Holder electing to have a Note purchased pursuant to any Change of Control Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Payment Date;

(vi)                              that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the expiration date of the Change of Control Offer to Purchase, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(vii)                           the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer to Purchase.

If the Change of Control Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

(c)                                  On or before the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer to Purchase.  Promptly after such acceptance, on the Change of Control Payment Date, the Company will:

(i)                                     deposit by 11:00 a.m., New York City time, with the Paying Agent or Depositary an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(ii)                                  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d)                                 On the Change of Control Payment Date, the Paying Agent shall mail to each Holder of Notes accepted for payment the Change of Control Payment for such Notes (or, if all the Notes are then issued in the form of Global Notes, make such payment through the facilities of the Depositary), and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors), and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail (or cause to be transferred by book entry) to each Holder such new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. Interest on the Notes purchased will cease to accrue on and after the Change of Control Payment Date.

(e)                                  In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer to Purchase and the Company (or the third party making the Change of Control Offer to Purchase in lieu of the Company) purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 15 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer to Purchase, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes redeemed from the date of purchase to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Section 4.07                             Asset Sales.

(a)                                 The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless the following conditions are met:

(i)                                     The Asset Sale is for at least Fair Market Value (measured at the time of contractually agreeing to such Asset Sale).

(ii)                                  At least 75% of the aggregate consideration received by the Parent Guarantor or its Restricted Subsidiaries for such Asset Sale and all other Asset Sales since the Issue Date consists of cash or Cash Equivalents. For purposes of this clause (ii), each of the following shall be considered to be cash or Cash Equivalents:

(A)                               the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Parent Guarantor’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Parent Guarantor or a Restricted Subsidiary pursuant to operation of law or a customary novation or assumption agreement;

(B)                               Additional Assets;

(C)                               instruments, notes, securities or other obligations received by the Parent Guarantor or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Parent Guarantor or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received; and

(D)                               any Designated Non-cash Consideration received by the Parent Guarantor or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 1.0% of the Parent Guarantor’s Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)                                 Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent Guarantor or a Restricted Subsidiary may apply such Net Cash Proceeds at its option:

(i)                                     to permanently repay Senior Secured Debt or Pari Passu Secured Debt of any Issuer or Guarantor (provided that with respect to Pari Passu Secured Debt, such repayment, redemption or repurchase must be made either by a pro rata redemption or repayment of outstanding Pari Passu Secured Debt or by an offer to purchase on a pro rata basis made to all holders of Pari Passu Debt, unless such repayment, redemption or repurchase is otherwise made on terms more favorable to the Holders than the holders of other Pari Passu Secured Debt) or any Debt of a Restricted Subsidiary that is neither an Issuer nor a Guarantor owing to a Person other than the Parent Guarantor or a Restricted Subsidiary and, in the case of a revolving credit, permanently reduce the commitments thereunder by such amount, or

(ii)                                  to acquire Additional Assets or to make capital expenditures in a Permitted Business.

A binding commitment to make an acquisition referred to in clause (ii) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 360 days after the earlier of the making of such commitment and the end of the 360-day period referred to in the first sentence of this clause (b) (it being understood that if such commitment is for an LBA, LBM or any other purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

(c)                                  The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (c) within 360 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $25.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(i)                                     accumulated Excess Proceeds, multiplied by

(ii)                                  a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all other Pari Passu Secured Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $1,000) will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.

(d)                                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of Notes pursuant to an Offer to Purchase pursuant to this Section 4.07.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.07 by virtue of such compliance.

Section 4.08                             Restricted Payments.

(a)                                 The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Parent Guarantor’s Qualified Equity Interests) held by Persons other than the Parent Guarantor or any of its Restricted Subsidiaries;

(ii)                                  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent Guarantor held by Persons other than the Parent Guarantor or any of its Restricted Subsidiaries;

(iii)                               repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Existing Unsecured Notes or Subordinated Debt (other than a payment of interest or principal at Stated Maturity thereof or the redemption, repurchase or other acquisition or retirement for value of any Existing Unsecured Notes or Subordinated Debt in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of such redemption, repurchase, acquisition or retirement); or

(iv)                              make any Investment other than a Permitted Investment (a “Restricted Investment”)

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”); unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)                               no Default has occurred and is continuing;

(B)                               the Parent Guarantor could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and

(C)                               the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to subsection (iii), exceed the sum of

(1)                                 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurred and ending on the last day of the Parent Guarantor’s most recently completed fiscal quarter for which internal financial statements are available, plus

(2)                                 subject to subsection (c), the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Parent Guarantor (other than from a Subsidiary) after the Issue Date

(x) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Parent Guarantor, or

(y) as a contribution to its common equity, plus

(3)                                 an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return, after the Issue Date, on Restricted Investments in an Unrestricted Subsidiary made after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Parent Guarantor’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments made after the Issue Date by the Parent Guarantor and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus

(4)                                 the cash return, after the Issue Date, on any other Restricted Investment made after the Issue Date, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Restricted Investment so made; plus

(5)                                 any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Parent Guarantor or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date.

(b)                                 The preceding provisions of this Section 4.08 shall not prohibit:

(i)                                     the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with subsection (a);

(ii)                                  dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Parent Guarantor, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Parent Guarantor;

(iii)                               the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Existing Unsecured Notes or Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(iv)                              the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent Guarantor in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Parent Guarantor or of a contribution to the common equity of the Parent Guarantor, including a contribution of the Capital Stock of the Parent Guarantor;

(v)                                 the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Existing Unsecured Notes or Subordinated Debt in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Parent Guarantor or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Parent Guarantor;

(vi)                              any Investment acquired as a capital contribution to the Parent Guarantor, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Parent Guarantor;

(vii)                           amounts paid to the Parent Guarantor for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent Guarantor held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members), of the Parent Guarantor or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of the Parent Guarantor in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any employee pension benefit plan of a type specified in the Indenture; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million;

(viii)                        the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Existing Unsecured Notes, Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount or liquidation preference thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than in Section 4.06 or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than in Section 4.07; provided that, in each case, prior to the repurchase the Company has made a Change of Control Offer to Purchase or an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the Change of Control Offer to Purchase or the Offer to Purchase, as applicable;

(ix)                              payments of dividends on the Parent Guarantor’s Common Stock or purchases by the Parent Guarantor of its Common Stock, in an aggregate amount in any year not to exceed the product of (x) 2.5%, (y) the average price of the Parent Guarantor’s Common Stock over the calendar year immediately preceding the date of such dividend or purchase, as applicable (adjusted appropriately to reflect subsequent stock splits, subdivisions and reclassifications), and (z) the number of shares of the Parent Guarantor’s Common Stock outstanding on the last Business Day of such preceding calendar year;

(x)                                 cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award;

(xi)                              Restricted Payments in an aggregate amount not to exceed $150.0 million since the Issue Date; and

(xii)                           Restricted Payments in connection with the Transactions.

provided that, in the case of clauses (vii), (viii), (ix) and (xi), no Default has occurred and is continuing or would occur as a result thereof.

(c)                                  Proceeds of the issuance of Qualified Equity Interests will be included under subclause (C)(2) of subsection (a) of this Section 4.08 only to the extent they are not applied as described in subclauses (iv), (v) or (vi) of subsection (b) of this Section 4.08. Restricted Payments permitted pursuant to subclauses (ii), (iii), (iv), (v), (vi) or (xii) of subsection (b) of this Section 4.08 will not be included in making the calculations under any of subclauses (C)(1)-(C)(5) of subsection (a) of this Section 4.08.

(d)                                 For purposes of determining compliance with this Section 4.08, in the event that a Restricted Payment permitted pursuant to this Section 4.08 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in subclauses (i) through (xi) of subsection (b) above or one or more clauses of the definition of Permitted Investments, the Parent Guarantor shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.08, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.08 or of the definition of Permitted Investments. For purposes of compliance with this Section 4.08, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.09                             Incurrence of Debt and Issuance of Disqualified Stock.

(a)                                 The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Debt or Disqualified Stock, and shall not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Parent Guarantor or a Restricted Subsidiary, so long as it is so held); provided that the Parent Guarantor or any Restricted Subsidiary may Incur Debt (including Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0 (the “Fixed Charge Coverage Ratio Test”); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock that Restricted Subsidiaries that are neither Issuers nor Guarantors may incur under this subsection (a) is $10.0 million outstanding at any time.

(b)                                 Notwithstanding the prohibitions of Section 4.09(a), the Parent Guarantor and, to the extent provided below, any Restricted Subsidiary may Incur any of the following items of Debt or Disqualified Stock (collectively, “Permitted Debt”):

(i)                                     Debt of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to Credit Facilities (including a portion of the Notes incurred on the Issue Date); provided that the aggregate principal amount at any time outstanding does not exceed the greater of (A) $700.0 million and (B) 35% of Consolidated Net Tangible Assets;

(ii)                                  Debt of the Parent Guarantor or any Restricted Subsidiary owed to the Parent Guarantor or any Restricted Subsidiary so long as such Debt continues to be owed to the Parent Guarantor or a Restricted Subsidiary and which, if the obligor is an Issuer or a Guarantor and if the Debt is owed to a Restricted Subsidiary that is neither an Issuer nor a Guarantor, is subordinated in right of payment to the Notes;

(iii)                               [Reserved];

(iv)                              Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(A)                               in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;

(B)                               either (1) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (2) the new Debt does not have a Stated Maturity prior to the stated Maturity of the Notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Notes;

(C)                               in no event may Debt of an Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is neither a Guarantor nor an Issuer; and

(D)                               Debt Incurred pursuant to clauses (i), (ii), (v), (vi), (vii) and (xi) through (xviii) may not be refinanced pursuant to this clause (iv) but Debt incurred pursuant to subsection (a) or any other clause of this subsection (b) may be refinanced under this clause (iv);

(v)                                 Bank Products Obligations and Permitted Hedging Agreements of the Parent Guarantor or any Restricted Subsidiary;

(vi)                              Debt of the Parent Guarantor or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Parent Guarantor or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(vii)                           Debt arising from agreements of the Parent Guarantor or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(viii)                        Acquired Debt, provided that after giving effect to the Incurrence thereof on a pro forma basis, either (a) the Parent Guarantor (or the Successor Company, as applicable) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (b) the Fixed Charge Coverage Ratio of the Parent Guarantor (or the Successor Company, as applicable) and its Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such Incurrence;

(ix)                              Debt of the Parent Guarantor or any Restricted Subsidiary (other than any Debt incurred pursuant to clause (i) above) outstanding on the Issue Date (and, for purposes of clause (iv)(D), not otherwise constituting Permitted Debt);

(x)                                 Debt of the Parent Guarantor or any Restricted Subsidiary (A) in existence on the date any Person becomes a Restricted Subsidiary as a result of an acquisition by the Parent Guarantor or any of its other Restricted Subsidiaries or (B) Incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (x), may not exceed the greater of (x) $150.0 million or (y) 8% of Consolidated Net Tangible Assets;

(xi)                              Debt of the Issuers or any Guarantor consisting of Guarantees (or co-issuances in the case of the Co-issuer) of Debt of the Issuers or any Guarantor otherwise permitted under this Section 4.09;

(xii)                           Preferred Stock of a Restricted Subsidiary issued to the Parent Guarantor or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Parent Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(xiii)                        Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiv)                       any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100.0 million or (y) 5% of Consolidated Net Tangible Assets;

(xv)                          Debt Incurred by any Foreign Subsidiary for general corporate purposes in an aggregate principal amount not to exceed, at any one time outstanding and together with any other Debt incurred under this clause (xv), $10.0 million;

(xvi)                       Debt of the Parent Guarantor or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply or other arrangements;

(xvii)                    Debt of the Parent Guarantor or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 8% of Consolidated Net Tangible Assets; and

(xviii)                 Guarantees by the Parent Guarantor or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Parent Guarantor by any such person in an aggregate principal amount not to exceed $2.5 million at any one time outstanding.

(c)                                  For purposes of determining compliance with this Section 4.09, in the event that an item of Debt or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in subsections (b)(i) through (b)(xviii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Parent Guarantor shall, in its sole discretion, be permitted to classify such item in any manner that complies with this Section 4.09, and such Debt or Disqualified Stock or Preferred Stock will be treated as having been Incurred pursuant to the clauses of Permitted Debt or Section 4.09(a) hereof, as the case may be, designated by the Parent Guarantor, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.09 at any time, including pursuant to Section 4.09(a); provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be Incurred under clause (i) of Section 4.09(b).

(d)                                 The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, Disqualified Stock or Preferred Stock of the same class shall not be deemed to be an Incurrence of Debt, Disqualified Stock or Preferred Stock for purposes of this Section 4.09 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges to the extent specified in the definition of such term.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Parent Guarantor or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.  Further, the accounting reclassification of any obligation of the Parent Guarantor or any of its Restricted Subsidiaries as Debt will not be deemed an Incurrence of Debt for purposes of this Section 4.09.

(e)                                  Neither the Issuers nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Issuers or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms.

Section 4.10                             Liens.  The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

Section 4.11                             Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 Subject to provisions of Section 4.11(b) below, the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Equity Interests to the Parent Guarantor or any other Restricted Subsidiary;

(ii)                                  pay any Debt owed to the Parent Guarantor or any other Restricted Subsidiary;

(iii)                               make loans or advances to the Parent Guarantor or any other Restricted Subsidiary; or

(iv)                              transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary.

(b)                                 The restrictions contained in Section 5.11(a) shall not apply to any encumbrances or restrictions:

(i)                                     existing on the Issue Date in the Credit Agreement, the Indenture or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(ii)                                  existing pursuant to the Indenture, the Notes, the Note Guaranty or the other Note Documents;

(iii)                               existing under or by reason of applicable law, rule, regulation or order;

(iv)                              existing under any agreements or other instruments of, or with respect to:

(A)                               any Person, or the property or assets of any Person, at the time the Person is acquired by the Parent Guarantor or any Restricted Subsidiary, or

(B)                               any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;

which encumbrances or restrictions (1) are not applicable to any other Person or the property or assets of any other Person and (2) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(v)                                 of the type described in Section 4.11(a)(iv) arising or agreed to (A) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (B) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (C) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Parent Guarantor or any Restricted Subsidiary;

(vi)                              with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted hereunder;

(vii)                           consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(viii)                        existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than those contained in the agreements governing the Debt being refinanced;

(ix)                              consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

(x)                                 existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases or Specified Coal Agreements or Mining Leases that impose encumbrances or restrictions noted in Section 4.11(a)(iv) on the property so acquired or covered thereby;

(xi)                              existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Subsidiary, which encumbrances or restrictions are customary for a financing or agreement of such type;

(xii)                           existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction; or

(xiii)                        existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by Section 4.09 (A) if the encumbrances and restrictions contained in any such agreement or instrument are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in the Credit Agreement in effect as of the Issue Date (as determined in good faith by the Parent Guarantor) or (B) such encumbrances and restrictions are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Parent Guarantor), and the Parent Guarantor determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the Notes as and when they become due.

Section 4.12                             Transactions With Affiliates.

(a)                                 The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Parent Guarantor or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $2.0 million, unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Parent Guarantor) to the Parent Guarantor or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Parent Guarantor.

(b)                                 Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

(c)                                  The following items shall not be subject to the provisions of Section 4.12(a) and Section 4.12(b):

(i)                                     any transaction between the Parent Guarantor and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Parent Guarantor;

(ii)                                  the payment of reasonable and customary regular fees to directors of the Company or the Parent Guarantor who are not employees of the Company or the Parent Guarantor;

(iii)                               any Permitted Investment or any Restricted Payment permitted in Section 4.08;

(iv)                              any issuance of Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor;

(v)                                 loans or advances to officers, directors or employees of the Company or the Parent Guarantor in the ordinary course of business of the Parent Guarantor or its Restricted Subsidiaries or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;

(vi)                              any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Parent Guarantor or any of its Restricted Subsidiaries with officers and employees of the Parent Guarantor or any of its Restricted Subsidiaries that are Affiliates of the Parent Guarantor and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;

(vii)                           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Parent Guarantor, as determined in good faith by the Parent Guarantor;

(viii)                        transactions arising under any contract, agreement, instrument or other arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable to the Parent Guarantor and its Restricted Subsidiaries than those in effect on the Issue Date;

(ix)                              transactions entered into as part of a Permitted Receivables Financing;

(x)                                 transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders; and

(xi)                              payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Parent Guarantor and its Restricted Subsidiaries, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Parent Guarantor and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand.

Section 4.13                             Additional Subsidiary Guarantees.  If and for so long as any Domestic Restricted Subsidiary of the Parent Guarantor (other than an Issuer), directly or indirectly, Guarantees any Debt of an Issuer or a Guarantor under the Credit Agreement, such Domestic Restricted Subsidiary shall provide a Note Guaranty within 15 days, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the Notes.

Section 4.14                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Parent Guarantor may designate any Subsidiary, including a newly acquired or created Subsidiary (other than the Company or the Co-issuer), to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(i)                                     Such Subsidiary does not own any Capital Stock of the Parent Guarantor or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Parent Guarantor or any Restricted Subsidiary.

(ii)                                  At the time of the designation, the designation would be permitted under Section 4.08.

(iii)                               To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Parent Guarantor or any Restricted Subsidiary is permitted under Section 4.08 and Section 4.09.

(iv)                              The Subsidiary is not party to any transaction or arrangement with the Parent Guarantor or any Restricted Subsidiary that would not be permitted under Section 4.12 after giving effect to the exceptions thereto.

(v)                                 Neither the Parent Guarantor nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.08 and Section 4.09.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (b).

(b)                                 (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in subsection (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in subsection (d).

(ii)                                  The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)                                  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(i)                                     all existing Investments of the Parent Guarantor and the Restricted Subsidiaries therein (valued at the Parent Guarantor’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(ii)                                  all existing Capital Stock or Debt of the Parent Guarantor or a Restricted Subsidiary held by it will be deemed incurred at that time, and all Liens on property of the Parent Guarantor or a Restricted Subsidiary held by it will be deemed Incurred at that time;

(iii)                               all existing transactions between it and the Parent Guarantor or any Restricted Subsidiary will be deemed entered into at that time;

(iv)                              it shall be released at that time from its Note Guaranty, if any; and

(v)                                 it will cease to be subject to the provisions of the Indenture and the Note Documents as a Restricted Subsidiary.

(d)                                 Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(i)                                     all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.09 but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.07;

(ii)                                  Investments therein previously charged under Section 4.08 will be credited thereunder;

(iii)                               it may be required to issue a Note Guaranty pursuant to Section 4.13; and

(iv)                              it will thenceforward be subject to the provisions hereof as a Restricted Subsidiary.

(e)                                  Any designation by the Parent Guarantor of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.15                             Business Activities.  The Co-issuer may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that it may be a co-obligor with respect to the Notes or any other Debt issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. The Co-issuer shall be a Wholly Owned Subsidiary of the Company at all times.

Section 4.16                             Consents.  Neither the Parent Guarantor nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Section 4.17                             Reports.  Whether or not the Parent Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Parent Guarantor must provide the Trustee and Holders of the Notes (or make available on EDGAR) within the time periods specified in those sections with:

(a)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent Guarantor were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Parent Guarantor’s certified independent accountants, and

(b)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Parent Guarantor were required to file such reports.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 4.17 shall be deemed cured (and the Parent Guarantor shall be deemed to be in compliance with this Section 4.17) upon furnishing or filing such information or report as contemplated by this Section 4.17 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders of the Notes under Article VI hereof if the principal and interest have been accelerated in accordance with the terms of Article VI hereof and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.17 is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including either of the Issuers’ or any other Person’s compliance with any of its covenants hereunder or under the Notes (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.18                             After Acquired Property.  Promptly, but in no event later than 90 days, following the acquisition by any Issuer or Guarantor of any After Acquired Property, such Issuer or Guarantor shall execute and deliver such mortgages, Security Document supplements, security instruments and financing statements as shall be reasonably necessary to cause such After Acquired Property to be made subject to a perfected Lien (subject to Liens permitted under this Indenture, including Permitted Liens) in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect; provided that the execution and delivery of such documents will only be required, and such After Acquired Property will only become part of the Collateral securing the Notes, if and to the extent that such After Acquired Property becomes part of the Collateral securing the Credit Agreement substantially concurrently therewith, and the Collateral in any event will exclude Excluded Collateral.

Notwithstanding anything to the contrary set forth herein, no Issuer or Guarantor shall be required (a) to take steps to perfect the security interest in Excluded Accounts, (b) to take steps to perfect the security interests in property and assets (other than deposit, securities and commodities accounts) requiring perfection through control agreements to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction, (c) to take steps to perfect the security interests granted under the Security Documents by indicating such security interest on the certificate of title for any motor vehicle asset or other asset that is covered by a certificate of title, (d) to take steps to perfect the security interest in letter of credit rights (other than the filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction to the extent such security interest can be perfected by such filing), (e) to seek any third party consent, (f) to perfect the security interest in any commercial tort claims, (g) to perfect the security interest in any asset or property to the extent that the First Lien Collateral Agent does not require such Lien to be perfected under the Credit Agreement and (h) to create or perfect security interests in particular assets if, and for so long as, the creation or perfection of such security interests would require a foreign law governed security or pledge agreement.

Section 4.19                             Termination of Covenants.  If at any time after the Issue Date (a) the Notes have an Investment Grade Rating by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies), (b) no Default has occurred and is continuing and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to (a) and (b) of this Section 4.19, the Parent Guarantor and its Restricted Subsidiaries shall no longer be subject to the provisions of Sections 3.09, 4.07, 4.08, 4.09, 4.11, 4.12 and 5.01(a)(iii).  If the covenants are terminated, the Parent Guarantor may not thereafter designate any Restricted Subsidiary as an Unrestricted Subsidiary.

The Trustee shall have no duty to monitor the rating of the Notes or notify Holders of the suspension of covenants.

ARTICLE V
SUCCESSORS

Section 5.01                             Merger, Consolidation, or Sale of Assets.

(a)                                 Neither the Company nor the Parent Guarantor will:  (x) consolidate or merge with or into any Person; or (y) sell, convey, transfer or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person unless:

(i)                                     either (x) the Company or the Parent Guarantor, as applicable, is the continuing Person or (y) the resulting, surviving or transferee Person (the “Surviving Company”) is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other agreement or supplement, as applicable) all of the obligations of its predecessor under the Indenture, the Notes, the Note Guaranties and the other Note Documents, as applicable;

(ii)                                  immediately after giving effect to the transaction, no Default has occurred and is continuing;

(iii)                               immediately after giving effect to the transaction on a pro forma basis, the Parent Guarantor (or the Surviving Company, as applicable) (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Parent Guarantor immediately prior to such transaction; and

(iv)                              the Parent Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or other agreement or instrument, as applicable) (if any) comply with the Indenture;

provided, that clauses (ii) and (iii) shall not apply (A) to the consolidation, merger, sale, conveyance, transfer or other disposition of either the Company or the Parent Guarantor with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into either the Company or the Parent Guarantor or (B) if, in the good faith determination of the Board of Directors of the Parent Guarantor, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of formation or incorporation of the Company or the Parent Guarantor, as applicable.

(b)                                 Neither the Company nor the Parent Guarantor shall lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c)                                  Upon the consummation of any transaction effected in accordance with these provisions, if the Company or the Parent Guarantor, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Guarantor, as applicable, under the Indenture, the Notes, the Note Guaranties and the other Note Documents, as applicable, with the same effect as if such Successor Company had been named as the Company or the Parent Guarantor, as applicable, in the Indenture.  Upon any such substitution in the case of the Company, except for its sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under the Indenture, the Notes and the other Note Documents, and, upon any such substitution in the case of the Parent Guarantor, it will be released from its obligations under the Indenture, its Note Guaranty and the other Note Documents as set forth in Article X.

(d)                                 The Co-issuer shall not consolidate or merge with or into any Person, or permit any Person to merge with or into the Co-issuer unless:

(i)                                     concurrently therewith, a corporate Wholly Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (which may be the continuing Person as a result of such transaction) shall expressly assume, by a supplemental indenture (or other agreement or instrument, as applicable), all of the obligations of the Co-issuer under the Indenture, the Notes and the other Note Documents; or

(ii)                                  after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof; and

(iii)                               immediately after such transaction, no Default has occurred and is continuing.

(e)                                  No Subsidiary Guarantor may

(i)                                     consolidate or merge with or into any Person, or

(ii)                                  sell, convey, transfer or otherwise dispose of all or substantially all of the Subsidiary Guarantor’s assets, in one transaction or a series of related transactions, to any Person, unless:

(A)                               the other Person is the Parent Guarantor, the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

(B)                               (1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of the Subsidiary Guarantor under its Note Guaranty and the other Note Documents; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)                               the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) in a transaction or other circumstance that does not violate the Indenture.

Section 5.02                             Successor Entity Substituted.

(a)                                 Upon the consummation of any transaction effected in accordance with Section 5.01, if the Company or the Parent Guarantor, as applicable, is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Guarantor, as applicable, under the Indenture, the Notes, the Note Guaranties and the other Note Documents, as applicable, with the same effect as if such Successor Company had been named as the Company or the Parent Guarantor, as applicable, in the Indenture or the relevant Note Document. Upon any such substitution in the case of the Company, except for its sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under the Indenture, the Notes and the other Note Documents, and, upon any such substitution in the case of the Parent Guarantor, it will be released from its obligations under the Indenture, its Note Guaranty as set forth in Article X, as well as under the other Note Documents.

(b)                                 If a surviving entity shall have succeeded to and been substituted for an Issuer, such surviving entity may cause to be signed, and may issue either in its own name or in the name of the applicable Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such surviving entity, instead of such Issuer, and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of such Issuer to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Note Guaranties thereon by the Parent Guarantor and the Subsidiary Guarantors).  All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of the Indenture and the Note Guaranties as though all such Notes had been issued and endorsed at the date of the execution hereof.

(c)                                  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the notations of Note Guaranties to be endorsed thereon as may be appropriate.

(d)                                 For all purposes of the Indenture and the Notes, Subsidiaries of any surviving entity (other than an Issuer) will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of such surviving entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(a)                                 the Issuers default in the payment of the principal (and premium, if any) of any Note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase or a Change of Control Offer to Purchase);

(b)                                 the Issuers default in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c)                                  the Company fails to make a Change of Control Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.06 or the Issuers or any Guarantor fails to comply with Section 5.01;

(d)                                 the Issuers or the Parent Guarantor defaults in the performance of or breach any other of its covenants or agreements in the Indenture, under the Notes or under the other Note Documents (other than a default specified in clause (a), (b) or (c) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with Section 4.17) after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(e)                                  there occurs with respect to any Debt of the Parent Guarantor or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)                                   one or more final judgments or orders for the payment of money are rendered against the Parent Guarantor or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Parent Guarantor’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g)                                  the Parent Guarantor, either Issuer or any Significant Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as they become due;

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Parent Guarantor, either Issuer or any Significant Restricted Subsidiary in an involuntary case,

(ii)                                  appoints a custodian of the Parent Guarantor, either Issuer or any Significant Restricted Subsidiary or for all or substantially all of the property of the Parent Guarantor, either Issuer or any Significant Restricted Subsidiary, or

(iii)                               orders the liquidation of the Parent Guarantor, either Issuer or any Significant Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)                                     any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or

(j)                                    the occurrence of the following:

(i)                                     except as permitted by the Note Documents, any Note Document establishing the Second Priority Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this subsection (j)(i) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Second Priority Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected Second Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(ii)                                  except as permitted by the Note Documents, any Second Priority Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second priority Lien, subject to the First/Second Lien Intercreditor Agreement and Liens permitted by Section 4.10; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(iii)                               any Issuer or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or Guarantor set forth in or arising under any Note Document establishing Second Priority Liens.

Section 6.02                             Acceleration.  If any Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof with respect to the Parent Guarantor or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if the notice is given by the Holders), may declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and accrued interest shall become immediately due and payable.  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof occurs with respect to the Parent Guarantor or the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(a)                                 all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(b)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(e) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03                             Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except as provided in Section 6.02 and Section 9.02.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the other Note Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction (it being understood that the Trustee has no affirmative duty to determine whether or not such direction is unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders of Notes. The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee.

Section 6.06                             Limitation on Suits.  A Holder of a Note may not institute any proceeding, judicial or otherwise, with respect to the Indenture, the Notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, the Notes or the other Note Documents, unless:

(a)                                 the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(c)                                  such Holder of a Note or Holders of Notes have offered and, if requested, have provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                             Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.  Subject to the First Lien/Second Lien Intercreditor Agreement, to the extent applicable, if the Trustee or the Collateral Agent collects any money or property pursuant to this Article VI or from the enforcement of any Security Document, it shall pay out (or in the case of the Collateral Agent, it shall pay to the Trustee to pay out) the money or property in the following order:

First:  to the Trustee, the Collateral Agent, the Agents, and their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third:  to the Issuers, the Parent Guarantor or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise that a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee needs to perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of the Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Indenture.

(d)                                 Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (e) of this Section 7.01.

(e)                                  No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Parent Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 Subject to the provisions of Section 7.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinion.

(b)                                 Before the Trustee acts or refrains from acting in the administration of the Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of its trusts or powers or perform any duties under the Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Indenture or any other Note Documents.

(e)                                  Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from an Issuer, the Parent Guarantor or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company (in the case of the Company), by an Officer of the Co-issuer (in the case of the Co-issuer), by an Officer of the Parent Guarantor (in the case of the Parent Guarantor) or by an Officer of such Subsidiary Guarantor (in the case of such Subsidiary Guarantor).

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture or any other Note Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder except, if the Trustee is also the Paying Agent, Defaults or Events of Default under Section 6.01(a) or Section 6.01(b) hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding and such notice references the Notes and this Indenture, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(i)                                     The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under the Indenture.

(j)                                    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(k)                                 In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action hereunder, the Trustee, may refrain from following such requests until such conflict or inconsistency is resolved and shall have no liability for so refraining.

(l)                                     The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under the Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees, the Collateral Agent and each other Agent.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of the Indenture and final payments of the Notes.

(m)                             The permissive right of the Trustee to take actions permitted by the Indenture shall not be construed as an obligation or duty to do so.

(n)                                 Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information and any offering memorandum, disclosure material or prospectus distributed with respect to the Notes.

(o)                                 The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes as to the time, method, and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by the Indenture.

(p)                                 Subject to Section 7.01(d), whether or not therein expressly so provided, every provision of the Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section 7.02.

(q)                                 Any action taken, or omitted to be taken, by the Trustee in good faith, pursuant to the Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon all future Holders of that Note and upon securities executed and delivered in exchange therefore or in place thereof.

(r)                                    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03                             Individual Rights of Trustee.  The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Parent Guarantor or any Affiliate of the Parent Guarantor with the same rights it would have if it were not Trustee.  Any Affiliate of the Trustee or Agent may do the same with like rights and duties.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04                             Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture, the Notes, the Note Guaranties or any other Note Document, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to an Issuer or upon an Issuer’s direction under any provision of the Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to the Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.  If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, unless the Default has been cured. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                             Reports by Trustee to Holders of the Notes.  Within 60 days after each October 1 beginning with the October 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07                             Compensation and Indemnity.  The Issuers, the Parent Guarantor and the Subsidiary Guarantors shall pay to the Trustee and Collateral Agent from time to time such compensation as shall be agreed upon in writing between the Issuers, the Trustee and the Collateral Agent for its acceptance of the Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers, the Parent Guarantor and the Subsidiary Guarantors shall reimburse the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Agent’s agents and counsel.

The Issuers, the Parent Guarantor and the Subsidiary Guarantors, jointly and severally, shall indemnify each of the Trustee, any successor Trustee, the Collateral Agent and any successor Collateral Agent against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of enforcing the Indenture against either of the Issuers, the Parent Guarantor or any Subsidiary Guarantor (including this Section 7.07) and defending itself against any claim

(whether asserted by an Issuer, the Parent Guarantor, any Subsidiary Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee and Collateral Agent shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee or Collateral Agent to so notify the Issuers shall not relieve the Issuers, the Parent Guarantor and the Subsidiary Guarantors of their obligations hereunder.  The Issuers, the Parent Guarantor and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee and Collateral Agent may have separate counsel and the Issuers, the Parent Guarantor and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such separate counsel; provided that the Issuers, the Parent Guarantor and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s or Collateral Agent’s defense with counsel acceptable to and approved by the Trustee and Collateral Agent (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee and Collateral Agent in connection with such defense.  The Issuers, the Parent Guarantor and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.  None of the Issuers, the Parent Guarantor or the Subsidiary Guarantors need reimburse the Trustee or Collateral Agent for any expense or indemnity against any liability or loss of the Trustee or Collateral Agent, respectively, to the extent such expense, liability or loss is attributable to the gross negligence or willful misconduct of the Trustee or Collateral Agent, as applicable, as determined by a final order of a court of competent jurisdiction.

The obligations of the Issuers, the Parent Guarantor and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of the Indenture and resignation or removal of the Trustee and Collateral Agent.

To secure the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08                             Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, the Parent Guarantor, any Subsidiary Guarantor or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                             Successor Trustee by Merger, Etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or association, the successor corporation or association without any further act shall be the successor Trustee.  As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

Section 7.10                             Eligibility; Disqualification.  There shall at all times be a Trustee hereunder that is a corporation or association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met.  For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

Section 7.11                             Preferential Collection of Claims Against Issuers.  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12                             USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 7.13                             Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at the option of the Board of Directors of the Company or the Parent Guarantor, evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02                             Legal Defeasance and Discharge.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers, the Parent Guarantor and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes and Note

Guaranties, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers, the Parent Guarantor and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all its other obligations under such Notes, the Indenture and other Note Documents (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.06, 2.07, 2.09, 2.14 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article VIII.  Subject to compliance with this Article VIII, the Issuers may exercise the option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers, the Parent Guarantor and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 3.09, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01(d) and 5.01(e) hereof and any covenant included in the other Note Documents or added to the Indenture or other Note Documents subsequent to the Issue Date pursuant to Section 9.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers, the Parent Guarantor and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f), Section 6.01(i) and Section 6.01(j) hereof shall not constitute Events of Default.

Section 8.04                             Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:

(a)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b)                                 in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers, the Parent Guarantor or the Subsidiary Guarantors or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

(e)                                  the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust, Other Miscellaneous Provisions.  Subject to Section 12.03 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including either the Parent Guarantor or a Subsidiary thereof acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers, the Parent Guarantor and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-

callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, the Parent Guarantor and each Subsidiary Guarantor shall be released and relieved of any obligations under its Note Guaranty and the Collateral securing the Notes and the Note Guaranties (other than the trust fund described in Section 8.04 hereof) shall be released.

Section 8.06                             Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’, the Parent Guarantor’s and the Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Note Guaranties, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuers, the Parent Guarantor or the Subsidiary Guarantors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Issuers, the Parent Guarantor and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders of Notes.  Notwithstanding Section 9.02 of the Indenture, the Issuers, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture, the Notes or the other Note Documents without notice to or consent of any Holder of a Note:

(a)                                 to cure any ambiguity, defect, omission or inconsistency in the Note Documents;

(b)                                 to comply with the requirements of Section 5.01;

(c)                                  to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(d)                                 to evidence and provide for the acceptance of an appointment by a successor Trustee;

(e)                                  to provide for uncertificated Notes in addition to or in place of Certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(f)                                   to provide for any Guarantee of the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of the Notes when such release, termination or discharge is permitted by the Indenture;

(g)                                  to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(h)                                 (i) to conform to the provisions of the “Description of Notes” for the Initial Notes; or (ii) to conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the Senior Debt Obligations and the Second Priority Debt Obligations as such priorities are contemplated and set forth in the First Lien/Second Lien Intercreditor Agreement;

(i)                                     make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Senior Secured Debt and Pari Passu Secured Debt;

(j)                                    release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

(k)                                 as provided in the First/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement; or

(l)                                     to make any other change that does not materially and adversely affect the rights of any Holder of a Note.

In addition, the First/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement may be amended without the consent of any holder to add additional Senior Secured Debt and Pari Passu Secured Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Debt thereto and to establish that the Liens on any Collateral securing such Debt shall rank equally with the Liens on such Collateral securing the other Senior Secured Debt or Pari Passu Secured Debt, as applicable, then outstanding, in each case to the extent permitted by the then extant Senior Debt Documents and Second Priority Debt Documents.

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any Note Document, and upon receipt by the Trustee and Collateral Agent, if applicable of the documents described in Section 9.06 hereof, the Trustee and

Collateral Agent, if applicable, shall join with the Issuers in the execution of any amended or supplemental indenture, or any supplement or amendment to any Note Document, authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but each of the Trustee and Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or amendment or supplement to such Note Document that affects its own rights, duties or immunities under the Indenture, the Note Documents or otherwise.

Notwithstanding Section 9.02 or any other provision of the Indenture, the Security Documents may be amended without a consent or any action on the side of Holders of the Notes, the Trustee or the Collateral Agent in connection with any amendments to corresponding security documents creating Senior Liens, as set out in the First Lien/Second Lien Intercreditor Agreement.

Section 9.02                             With Consent of Holders of Notes.  Except as provided below in this Section 9.02, the Issuers, the Trustee and Collateral Agent may amend or supplement the Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Notes and the other Note Documents with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture or amendment or supplement to any Note Document, and upon the filing with the Trustee and Collateral Agent, if applicable, of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Collateral Agent, if applicable, of the documents described in Section 9.06 hereof, the Trustee and Collateral Agent, if applicable, shall join with the Issuers in the execution of such amended or supplemental indenture or amendment or supplement to any Note Document unless such amended or supplemental indenture or amendment or supplement to such Note Document affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under the Indenture or otherwise, in which case each of the Trustee and Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to such Note Document.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive future compliance in a particular instance by the Issuers with any provision of the Indenture or the Notes.

Notwithstanding other provisions of this Section 9.02, unless consented to by the Holders of at least 66.67% of the aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), an amendment, supplement or waiver under this Section 9.02 may not release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral, other than in accordance with the Note Documents.

Notwithstanding other provisions of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)                                 reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(b)                                 reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(c)                                  reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed;

(d)                                 after the time an Offer to Purchase or a Change of Control Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(e)                                  make any Note payable in money other than that stated in the Note;

(f)                                   impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes or Note Guaranty, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(g)                                  make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(h)                                 modify or change any provision affecting the ranking of the Notes or any Note Guaranty in a manner materially adverse to the Holders of the Notes; or

(i)                                     make any change in any Note Guaranty that would adversely affect the Holder of Notes.

Neither the Parent Guarantor nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Section 9.03                             Compliance with Trust Indenture Act.  Every amendment or supplement to the Indenture, the Note Guaranties, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                             Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05                             Notation or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee, upon receipt of an Issuer Order, shall authenticate new Notes (accompanied by a notation of the Note Guaranties duly endorsed by the Parent Guarantor and the Subsidiary Guarantors) that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, Etc.  The Trustee and Collateral Agent shall sign any amended or supplemental indenture or amendment or supplement to a Note Document authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Agent.  In executing any amended or supplemental indenture or amendment or supplement to any note Document, the Trustee and Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate of the Company and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by the Indenture, the First Lien/Second Lien Intercreditor Agreement, any Pari Passu Second Lien Intercreditor Agreement and the other Note Documents and that all conditions precedent to the execution and delivery of such amendments or supplements have been satisfied.

Section 9.07                             Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article IX, the Indenture or the Notes shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X
NOTE GUARANTIES

Section 10.01                      Note Guaranties.  Subject to the provisions of this Article X, the Parent Guarantor and each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Agent and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the other Obligations of the Issuers hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at the Stated Maturity or interest payment or mandatory repurchase date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes to the extent lawful, and all other Obligations of the Issuers to the Holders, the Trustee or the Collateral Agent under the Indenture and the Notes, including any repurchase obligation resulting from a Change of Control, shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.  Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantor and the Subsidiary Guarantors shall be jointly and severally obligated to pay or perform the same immediately.  The Parent Guarantor and the Subsidiary Guarantors hereby agree that to the fullest extent permitted by applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantor or a Subsidiary Guarantor.  To the fullest extent permitted by applicable law, the Parent Guarantor and each Subsidiary Guarantor hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

If any Holder, the Trustee or Collateral Agent is required by any court or otherwise to return to the Issuers, the Parent Guarantor or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers, the Parent Guarantor or Subsidiary Guarantors, any amount paid by any of them to the Trustee, Collateral Agent or such Holder, these Note Guaranties, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each of the Parent Guarantor and the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

The Parent Guarantor and each Subsidiary Guarantor further agree that, as between the Parent Guarantor and the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee, and Collateral Agent on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of these Note Guaranties, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor and the Subsidiary Guarantors for the purpose of these Note Guaranties.  The Parent Guarantor and the Subsidiary Guarantors shall have the right to seek contribution from the non-paying Parent Guarantor or any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Note Guaranties.

Section 10.02                      Limitation of Guarantor’s Liability.  Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is its intention that the Note Guaranty of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guaranties.  To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of each Guarantor under its Note Guaranty under this Article X shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Issuers of payments made by guarantees by such parties, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance.  Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of any of the Issuers, the Parent Guarantor or any Subsidiary Guarantor in which concurrent claims are made upon a Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against such Guarantor shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 10.03                      Execution and Delivery of Notations of Note Guaranties.  To evidence the Note Guaranties set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of its Note Guaranty substantially in the form of Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that such Note Guaranty shall be executed on behalf of such Guarantor by one of its Officers.

The Parent Guarantor and each Subsidiary Guarantor hereby agree that the Note Guaranties set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guaranties.  If an Officer whose signature is on the notation of Note Guaranties no longer holds that office at the time the Trustee authenticates the Note on which the notation of the Note Guaranties is endorsed, the Note Guaranties shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guaranties set forth in this Article X on behalf of the Parent Guarantor and the Subsidiary Guarantors.

Section 10.04                      Releases.  The Note Guaranty and all other obligations under the Indenture of a Subsidiary Guarantor will terminate and be released:  (a) in connection with any sale or other disposition (including by way of consolidation or merger or otherwise) of the Subsidiary Guarantor or the sale or other disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Parent Guarantor or a Restricted Subsidiary) in connection with a transaction or circumstance that does not violate the Indenture; or (b) upon a disposition of the majority of the Capital Stock of the Subsidiary Guarantor to a third Person in connection with a transaction or circumstance that does not violate the Indenture, after which the Subsidiary Guarantor ceases to be a Restricted Subsidiary; or (c) upon a liquidation or dissolution of the Subsidiary Guarantor so long as no Default occurs as a result thereof; or (d) in connection with the designation by the Parent Guarantor in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with the Indenture; or (e) upon Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or upon satisfaction and discharge of the Indenture pursuant to Article XII hereof; or (f) in connection with the release, other than the discharge through payment by the Subsidiary Guarantor, of all other Guarantees by such Restricted Subsidiary of Debt of either Issuer or another Guarantor under the Credit Agreement; or (g) as set forth in the First Lien/Second Lien Intercreditor Agreement.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made in accordance with the provisions of the Indenture, including without limitation Section 4.07 hereof, or such Note Guaranty is to be released pursuant to the provisions of the preceding paragraph and the documents required by Section 13.04, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Subsidiary Guarantor from all of its obligations under its Note Guaranty and the Indenture.  Any Subsidiary Guarantor not released from its obligations under its Note Guaranty shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations it has guaranteed pursuant to this Article X.

The Note Guaranty of the Parent Guarantor will terminate (a) upon a liquidation or dissolution of the Parent Guarantor so long as no Default occurs as a result thereof; or (b) upon the merger or consolidation of the Parent Guarantor into another Person in accordance with the covenant set forth in Section 5.01; or (c) upon Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or upon satisfaction and discharge of the Indenture pursuant to Article XII hereof; or (d) as set forth in the First Lien/Second Lien Intercreditor Agreement.

Section 10.05                      “Trustee” to Include Paying Agent.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article X shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

ARTICLE XI
SECURITY

Section 11.01                      Security Documents.

(a)                                 The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the obligations of Guarantors under the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and any Note Guarantee and performance of all other Obligations of any Issuer and any Guarantor to the Holders of Notes or the Trustee under this Indenture, the Notes, any Note Guaranty, or other Note Documents according to the terms hereunder or thereunder (collectively, the “Secured Obligations”), are secured by second-priority Liens on the Collateral as provided in the Security Documents and the First Lien/Second Lien Intercreditor Agreement. For all purposes of the Indenture, all references to “second-priority” Liens means Liens that may be junior in priority to the Liens securing Senior Debt Obligations, to the extent permitted to be incurred or to exist under the First Lien/Second Lien Intercreditor Agreement, and to Liens permitted by Section 4.10 of the Indenture.

(b)                                 Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (and, if applicable, the Trustee) to enter into the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c)                                  The Issuers shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Issuers shall, and the Parent Guarantor shall cause its Restricted Subsidiaries to do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, or which the Collateral Agent from time to time may reasonably request, to assure and confirm to the Trustee that the Collateral Agent holds, for the benefit of itself, the Holders of the Notes and the Trustee, duly created, enforceable and perfected Liens as contemplated hereby and by the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement, so as to render the same available for the security and benefit of the Indenture and of the Notes and any Note Guaranty secured thereby, according to the intent and purposes herein expressed. Any Issuer and any Guarantor shall each take, and the Parent Guarantor shall cause its Subsidiaries to take, any and all actions reasonably required or reasonably requested by the Trustee to cause the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement to create and maintain, as security for the Obligations of any Issuer and any Guarantor hereunder, in respect of the Collateral, valid and enforceable perfected second-priority Liens in and on such Collateral and subject to no other Liens other than as permitted by the terms of the Indenture.

(d)                                 The Collateral Agent agrees that it will hold the security interests in Collateral created under the Security Documents to which it is a party as contemplated by the Indenture in accordance with the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders of the Notes, to act in preservation of the security interest in the Collateral in accordance with the First Lien/Second Lien Intercreditor Agreement. The Collateral Agent shall (subject to being indemnified and/or secured to its satisfaction) take action or refrain from taking action with respect to the Notes in connection therewith only as directed by the Trustee or Holders holding a majority in aggregate outstanding principal amount of the Notes.

(e)                                  Each Holder, by accepting a Note, shall be deemed (i) to have authorized the Collateral Agent and the Trustee, as applicable, to enter into the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement, (ii) to have agreed to be bound thereby and (iii) to appoint the Collateral Agent or the Trustee, as the case may be, as its agent under the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement and to authorize it to act as such.

(f)                                   The Trustee hereby acknowledges that the Collateral Agent is authorized to act under the Security Documents on behalf of the Trustee and the Holders. The Collateral Agent is hereby authorized to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Security Documents, including the power to enter into the Security Documents, on behalf of the Holders of the Notes and the Trustee, together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts created thereunder. The Collateral Agent shall, however, at all times be entitled to seek directions from the Trustee or the Holders with respect to the Notes and shall, subject to the Collateral Agent being indemnified and/or secured to its satisfaction, be obligated to follow those directions if given. The Collateral Agent hereby accepts its appointment as collateral agent for the Holders and the Trustee under the Security Documents, and its authorization to so act on such Holders’ and the Trustee’s behalf in accordance with the terms of the Indenture, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement.

(g)                                  Notwithstanding any other provision of this Indenture or any other Note Document, neither the Trustee nor the Collateral Agent shall have any responsibility for the validity, perfection, sufficiency, adequacy, priority or enforceability of any Lien or Security Document or other security interest, and shall have no obligation to take any action to procure or maintain such validity, perfection, sufficiency, adequacy, priority or enforceability, including without limitation no responsibility to make any filings to perfect or maintain the perfection of the Collateral Agent’s security interest in the Collateral.

Section 11.02                      Release of Collateral.  Collateral may be released from the Liens and security interests created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Indenture. Notwithstanding anything to the contrary in the relevant Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement, upon receipt by the Collateral Agent of a certificate from the Trustee that complies with Section 11.05, the Collateral Agent is authorized to release the Collateral. Upon receipt of such certificate from the Trustee, the Collateral Agent shall execute, deliver or acknowledge any instruments of termination, satisfaction or release, without recourse or warranty, to evidence the release of any such Collateral requested by the Trustee, all at the sole cost and expense of the Issuers and the Guarantors.

Section 11.03                      Authorization of Actions to Be Taken by the Trustee.  Subject to the provisions of Section 7.01 and Section 7.02 and the terms of the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement (including any consent of the Holders required thereunder), the Trustee may, in its sole discretion, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)                                 enforce any of the terms of the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement; and

(b)                                 collect and receive any and all amounts payable in respect of the Obligations of any Issuer or any Guarantor hereunder.

Subject to Section 7.01 and 7.02, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement or the Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes or of the Trustee).

Section 11.04                      Authorization of Receipt of Funds by the Trustee.  The Collateral Agent is authorized to receive any funds for the benefit of the Trustee and the Holders of the Notes distributed under the Security Documents, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement, and to make further distributions of such funds to the Trustee for further distribution to the Holders of the Notes according to the provisions of the Indenture, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement.

Section 11.05                      Termination of Security Interest.  The Collateral shall be released from the Lien and security interest created by the Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Security Documents or as provided by this Section 11.05. Upon such release, all rights in the Collateral shall revert to the Issuers and the Guarantors. The Collateral shall be released under one or more of the following circumstances:

(a)                                 upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII or satisfaction and discharge of this Indenture in accordance with Article XII;

(b)                                 upon payment in full in cash and discharge of all Notes outstanding under the Indenture and all other Obligations that are outstanding, due and payable under the Indenture and the other Note Documents at the time the Notes are paid in full in cash and discharged;

(c)                                  as to any Collateral of any Issuer or a Guarantor that is sold, transferred or otherwise disposed of by such Issuer or Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that does not violate the provisions described in Section 4.07(a) (other than the obligation to apply proceeds of such Asset Sale as provided in such provision) and is permitted by all of the other Note Documents, at the time of such sale, transfer or other disposition to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01(a);

(d)                                 in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions set forth in Article IX hereof;

(e)                                  in the case of a Guarantor that is released from its Note Guaranty pursuant to the terms of Section 10.04 hereof, the release of the property, assets of such Guarantor;

(f)                                   if and to the extent required by the provisions of the Pari Passu Second Lien Intercreditor Agreement or the provisions of the First Lien/Second Lien Intercreditor Agreement; or

(g)                                  to the extent constituting Excluded Collateral.

The Collateral Agent and the Trustee (to the extent required or necessary) upon receipt of an Officers’ Certificate and Opinion of Counsel will take all necessary action required to effectuate any release of Collateral (or any assets and property constituting Excluded Collateral) securing the Notes and the Note Guaranties, as requested by and at the cost and expense of the Company, in accordance with the provisions of the Indenture, the Pari Passu Second Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the relevant Security Document.

Section 11.06                      Intercreditor Agreements.  The Collateral Agent and the Trustee, as applicable, are hereby directed and authorized to enter into any intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any Pari Passu Secured Debt, including to clarify the respective rights of all parties in and to designated assets, including the Pari Passu Second Lien Intercreditor Agreement. The Collateral Agent shall enter into the Pari Passu Second Lien Intercreditor Agreement and the Collateral Agent and Trustee, as applicable, shall enter into any other intercreditor agreement at the request of the Issuers, provided that (in the case of such other intercreditor agreement) the Issuers will have delivered to the Collateral Agent and the Trustee an Officers’ Certificate to the effect that such other intercreditor agreement complies with the provisions of this Indenture, the Notes and the Security Documents. The Collateral Agent and the Trustee, as applicable, each agrees at the Issuers’ expense to execute and deliver any amendment to, waiver of, or supplement to any Security Document or intercreditor agreement authorized pursuant to Article IX.

Section 11.07                      Further Action.  Upon the terms and subject to the conditions of the Indenture and the Security Documents any Issuer and any Guarantor shall use its respective reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security over the Collateral as contemplated by the Security Documents, the Pari Passu Second Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, including, without limitation, (a) preparing or causing to be prepared any required filings under the Security Documents, the Pari Passu Second Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, (b) using reasonable efforts to make all required filings, notifications, releases and applications and to obtain licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Issuers and any Guarantor as are necessary for the grants of security contemplated by the Indenture and the Security Documents and to fulfill the conditions of the Security Documents including, without limitation, delivery of title deeds and all other documents of title relating to the Collateral secured by the Security Documents in the manner as provided for therein and in the Pari Passu Second Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement to which any Guarantor is a party, (c) taking any and all action to perfect the security over the Collateral as contemplated by the Indenture and the Security Documents, (d) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by any Person, in connection with the granting of security over the Collateral, (e) keeping the Trustee or Collateral Agent informed in all material respects of any material communication received by any Issuer or any Guarantor from, or given by them to, any governmental authority or any other Person regarding any matters contemplated by the Security Documents, the Pari Passu Second Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement and or with respect to the Collateral, and (f) permitting the Trustee or Collateral Agent to review any material communication given by any Issuer or any Guarantor to any such governmental authority or any other Person.

Section 11.08                      Concerning the Collateral Agent.

(a)                                 Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Note Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuers or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture and the other Note Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may perform any of its duties under this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)                                  The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) shall not be liable for acting pursuant to direction from the Trustee or the Holders of a majority in aggregate principal amount of the Notes and (iv) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.

(e)                                  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and any Security Documents.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.08).

(f)                                   Notwithstanding anything to the contrary contained herein, the Collateral Agent shall solely act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement unless it shall first receive such direction, advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all loss, liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.  After the occurrence of an Event of Default, the Trustee or the Holders of a majority in aggregate principal amount of the Notes may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement.  For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(g)                                  The Collateral Agent may resign at any time by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(h)                                 Except as otherwise explicitly provided herein or in the Security Documents or the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(i)                                     The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuers or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Issuers’ and Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be. The Collateral Agent does not assume any responsibility for the genuineness, validity, marketability, enforceability, collectability, value, sufficiency, location or existence of any Collateral or title thereto, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement and the Security Documents or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document, the First Lien/Second Lien Intercreditor Agreement or the Pari Passu Second Lien Intercreditor Agreement, other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes (but then only to the extent such direction is accompanied by indemnity as provided for in this Section 11.08).

(j)                                    No provision of this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee) if it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the First Lien/Second Lien Intercreditor Agreement, the Pari Passu Second Lien Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(k)                                 The Collateral Agent shall not be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  The Collateral Agent shall not be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(l)                                     Upon the receipt by the Collateral Agent of a written request of the Issuers in the form of an Officers’ Certificate (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.08(l), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Issuers, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(m)                             In each case that the Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes.  If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(n)                                 Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Note Documents (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(o)                                 Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuers or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.04.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(p)                                 The Issuers, Parent Guarantor and Subsidiary Guarantors shall pay to the Collateral Agent such compensation, reimburse the Collateral Agent for expenses and indemnify the Collateral Agent all as set forth in Section 7.07 hereof.

Section 11.09                      Reports and Certificates Relating to Collateral.

(a)                                 From the date on which this Indenture is qualified under the TIA, to the extent applicable, the Issuers shall cause TIA § 313(b)(1), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Note Security Documents, to be complied with.

(b)                                 Any release of Collateral permitted by Section 11.05 shall be deemed not to impair the Liens under this Indenture and the Security Agreement and the other Security Documents in contravention thereof. From the date on which this Indenture is qualified under the TIA, any certificate or opinion required under TIA § 314(d) may be made by an officer or legal counsel, as applicable, of any Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuers.

(c)                                  From the date on which this Indenture is qualified under the TIA, notwithstanding anything to the contrary in this Section 11.09, the Issuers and the Guarantors shall not be required to comply with all or any portion of TIA § 314(d) if they reasonably determine that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, each of the Issuers and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or the Holders, conduct ordinary course activities with respect to the Collateral, including, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property or assets that is or has become worn out, defective, obsolete or not used or useful in the business of the Issuers and the Guarantors; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions for any leases, contracts or other agreements or instruments; (iii) surrendering or modifying any franchise, license or permit that it may hold or own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or payment of interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any intellectual property that is no longer used or useful in the business of the Issuers and the Guarantors.

(d)                                 From the date on which this Indenture is qualified under the TIA, to the extent applicable, the Issuers will comply with the provisions of TIA § 314(b), relating to opinions of counsel, except to the extent the Issuers reasonably determine such compliance is not required as set forth in the TIA or any other SEC regulation or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders.

Section 11.10                      Security Documents.

(a)                                 To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Issuers and Guarantors in respect of the Notes and this Indenture (including the Note Guaranties), the Issuers and Guarantors shall, on the Issue Date:

(i)                                     enter into the Security Agreement;

(ii)                                  file, register or record all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Trustee or the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents or this Indenture (it being understood that neither the Trustee nor the Collateral Agent has any duty to make any such request); and

(iii)                               enter into such Security Documents creating Liens on all interests in assets and property owned by the Issuers and Guarantors (other than Excluded Collateral) that are subject to any Lien securing the Obligations under the Credit Agreement.

(b)                                 Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document, (i) any mortgages (and any related Security Documents) required to be granted pursuant to clause (a) on the Issue Date with respect to real property securing obligations under the Credit Agreement on the Issue Date shall be granted as soon as commercially reasonable following the Issue Date, but in no event later than 90 days following the Issue Date and (ii) any Collateral required to be perfected on the Issue Date (other than to the extent perfection may be achieved by the filing of a financing statement under the Uniform Commercial Code) shall be perfected as soon as commercially reasonable following the Issue Date, but in no event later than 90 days following the Issue Date.  In addition, no Issuer or Guarantor shall be required (A) to take steps to perfect the security interest in Excluded Accounts, (B) to take steps to perfect the security interests in property and assets (other than deposit, securities and commodities accounts) requiring perfection through control agreements to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction, (C) to take steps to perfect the security interests granted by the Security Documents by indicating such security interest on the certificate of title for any motor vehicle asset or other asset that is covered by a certificate of title, (D) to take steps to perfect the security interest in letter of credit rights (other than the filing a financing statement under the Uniform Commercial Code of any applicable jurisdiction to the extent such security interest can be perfected by such filing), (E) to seek any third party consent, (F) to perfect the security interest in any commercial tort claims, (G) to perfect (or perfect by a particular method) the security interest in any asset or property to the extent that the First Lien Collateral Agent does not require such Lien to be perfected (or perfected by such particular method) under the Credit Agreement and (viii) to create or perfect security interests in particular assets if, and for so long as, the creation or perfection of such security interests would require a foreign law governed security or pledge agreement.

(c)                                  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents entered into on the Issue Date or from time to time thereafter (including the provisions providing for the possession, use, release and foreclosure of Collateral) as each may be amended from time to time in accordance with their terms and this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement.

(d)                                 Each Holder, by accepting the Notes, is deemed to acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent, the Trustee and the other secured parties described in the Security Documents, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent, the Holders and such other secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

ARTICLE XII
SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.  The Indenture and the other Note Documents shall upon an Issuer Order cease to be of further effect (except for the Issuers’ obligations under Section 7.07 hereof, the Issuers’ rights of optional redemption under Article III hereof, and the Trustee’s and the Paying Agent’s obligations under Section 12.02 and Section 12.03 hereof and except as provided in the penultimate paragraph of this Section 12.01) and the Trustee, at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture and the other Note Documents                                  when

(a)                                 either

(i)                                     all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Notes not theretofore delivered to the Trustee for cancellation

(A)                               have become due and payable;

(B)                               shall become due and payable at their Stated Maturity within one year by reason of the giving of a notice of redemption or otherwise, or

(C)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(b)                                 the Issuers, the Parent Guarantor or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable hereunder by the Issuers;

(c)                                  the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(d)                                 the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture and the other Note Documents (“Discharge”) have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, the Issuers’ obligations in Sections 2.06, 2.07, 2.09, 2.14, 4.02, 7.07, 7.08, 12.02, 12.03, and 12.04, and the Trustee’s and Paying Agent’s obligations in Section 12.03 shall survive until the Notes are no longer outstanding.  Thereafter, only the Issuers’ obligations in Sections 7.07 and 12.03 shall survive.

In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money.  The U.S. Government Obligations shall not be callable at the issuer’s option.

Section 12.02                      Application of Trust.  All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 12.03                      Repayment of the Issuers.  The Trustee and the Paying Agent shall promptly pay to the Issuers upon a written request any excess money or securities held by them at any time.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall notify the Issuers of, and pay to the Issuers upon written request, any money held by them for the payment of principal, premium, if any or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuers shall have either caused (at the Issuers’ expense) notice of such payment to be sent to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published (at the Issuer’s expense) such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition).  After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.  In the absence of a written request from the Issuers to return unclaimed funds to the Issuers, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.

Section 12.04                      Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’, the Parent Guarantor’s and Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Note Guaranties, as applicable, shall be revived and reinstated as though no deposit has occurred pursuant to Section 12.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.02, provided, however, that if the Issuers, the Parent Guarantor or the Subsidiary Guarantors have made any payment of interest or premium, if any, on or principal of any Notes because of the reinstatement of their Obligations, the Issuers, the Parent Guarantor or such Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XIII
MISCELLANEOUS

Section 13.01                      Notices.  Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers, the Parent Guarantor or any Subsidiary Guarantor:

Cloud Peak Energy Inc.

385 Interlocken Crescent, Suite 400

Broomfield, Colorado 80021

Telecopier No.: (720) 566-3095

Attention:  General Counsel

With a copy to:

Vinson & Elkins, L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103-0040

Telecopier No.:  (917) 849-5353

Attention:  David Wicklund

If to the Trustee or the Collateral Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware  19890

Attention:  Cloud Peak Energy Notes Administrator

Telecopier No.: (302) 636-4145

If to the Paying Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware  19890

Attention:  Cloud Peak Energy Notes Administrator

Telecopier No.: (302) 636-4145

The Issuers, the Parent Guarantor, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Notwithstanding the foregoing, notices to any of the Trustee, Collateral Agent and any other Agent shall be delivered upon actual receipt by the Trustee, Collateral Agent and such Agent.

Any notice or communication to a Holder of a Certificated Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication to the Holder of a Global Note shall be given in accordance with the applicable procedures of the Depositary. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers gives a notice or communication to Holders, it shall give a copy to the Trustee and each Agent at the same time.

Section 13.02                      Communication by Holders of Notes with Other Holders of Notes.  The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under the Indenture or the Notes.  The Issuers, the

Parent Guarantor, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.03                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers, the Parent Guarantor or any Subsidiary Guarantor to the Trustee to take any action under the Indenture, the Issuers, the Parent Guarantor or such Subsidiary Guarantors shall furnish to the Trustee:

(a)                                 an Officers’ Certificate (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of an Issuer, the Parent Guarantor or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of an Issuer, the Parent Guarantor or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of an Issuer, the Parent Guarantor or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.04                      Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.05                      No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse Against General Partner.  No director, officer, employee, incorporator, member or stockholder of the Issuers, the Parent Guarantor or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers, the Parent Guarantor or such Subsidiary Guarantor under the Indenture, the Notes, any Note Guaranty or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06                      No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor or any Subsidiary of the Parent Guarantor or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret the Indenture or the Note Guaranties.

Section 13.07                      Successors.  All agreements of the Issuers, the Parent Guarantor and the Subsidiary Guarantors in the Indenture, the Notes and the Note Guaranties shall bind their respective successors.  All agreements of the Trustee in the Indenture shall bind its successors.  Any act or proceeding pursuant to any provision of the Indenture authorized or required to be done or performed by any board, committee or officer of an Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any successor.

Section 13.08                      Counterpart Originals.  The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.09                      Indenture and Notes to Be Construed in Accordance with the Laws of the State of New York.  THIS INDENTURE, EACH NOTE AND THE NOTE GUARANTIES SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 13.10                      Provisions Required by TIA to Control.  If and to the extent that any provision of the Indenture limits, qualifies or conflicts with another provision included in the

Indenture which is required to be included in an indenture qualified under the TIA by any of Sections 310 to 318, inclusive, of the TIA, such required provision shall control.

Section 13.11                      Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and any Paying Agent may make reasonable rules for their functions.

Section 13.12                      Severability.  In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13                      Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Heath Hill
Name:	Heath Hill
Title:	Executive Vice President and Chief Financial Officer

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ Heath Hill
Name:	Heath Hill
Title:	Executive Vice President and Chief Financial Officer

CLOUD PEAK ENERGY INC.

By:	/s/ Heath Hill
Name:	Heath Hill
Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Indenture

ANTELOPE COAL LLC,
ARROWHEAD I LLC,
ARROWHEAD II LLC,
ARROWHEAD III LLC,
BIG METAL COAL CO. LLC,
CABALLO ROJO HOLDINGS LLC,
CABALLO ROJO LLC,
CLOUD PEAK ENERGY LOGISTICS LLC,
CLOUD PEAK ENERGY LOGISTICS I LLC,
CLOUD PEAK ENERGY SERVICES COMPANY,
CORDERO MINING HOLDINGS LLC,
CORDERO MINING LLC,
CORDERO OIL AND GAS LLC,
KENNECOTT COAL SALES LLC,
NERCO COAL LLC,
NERCO COAL SALES LLC,
NERCO LLC,
PROSPECT LAND AND DEVELOPMENT LLC,
RESOURCE DEVELOPMENT LLC,
SEQUATCHIE VALLEY COAL CORPORATION,
SPRING CREEK COAL LLC,
WESTERN MINERALS LLC,
YOUNGS CREEK HOLDINGS I LLC,
YOUNGS CREEK HOLDINGS II LLC,
YOUNGS CREEK MINING COMPANY, LLC
as Subsidiary Guarantors

By:	/s/ Heath Hill
Name:	Heath Hill
Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

Signature Page to the Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

Signature Page to the Indenture

SCHEDULE A

Schedule of Subsidiary Guarantors

ANTELOPE COAL LLC

ARROWHEAD I LLC

ARROWHEAD II LLC

ARROWHEAD III LLC

BIG METAL COAL CO. LLC

CABALLO ROJO HOLDINGS LLC

CABALLO ROJO LLC

CLOUD PEAK ENERGY LOGISTICS LLC

CLOUD PEAK ENERGY LOGISTICS I LLC

CLOUD PEAK ENERGY SERVICES COMPANY

CORDERO MINING HOLDINGS LLC

CORDERO MINING LLC

CORDERO OIL AND GAS LLC

KENNECOTT COAL SALES LLC

NERCO COAL LLC

NERCO COAL SALES LLC

NERCO LLC

PROSPECT LAND AND DEVELOPMENT LLC

RESOURCE DEVELOPMENT LLC

SEQUATCHIE VALLEY COAL CORPORATION

SPRING CREEK COAL LLC

WESTERN MINERALS LLC

YOUNGS CREEK HOLDINGS I LLC

YOUNGS CREEK HOLDINGS II LLC

YOUNGS CREEK MINING COMPANY, LLC

EXHIBIT A

FORM OF NOTE

[Face of Note]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

CUSIP:  18911X AB3

12% Second Lien Senior Secured Notes due 2021

No.	$

CLOUD PEAK ENERGY RESOURCES LLC

and
CLOUD PEAK ENERGY FINANCE CORP.

promise to pay to [Cede & Co.] or registered assigns, the principal sum of               dollars of the United States of America  [or such greater or lesser amount as may from time to

*  This is included in Global Notes only.

Exhibit A-1

time be endorsed on the Schedule of Exchanges of Interests in the Global Note]*  on November 1, 2021.

Interest Payment Dates: May 1 and November 1 of each year with the first Interest Payment Date being May 1, 2017

Record Dates:  April 15 and October 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

CLOUD PEAK ENERGY RESOURCES LLC	CLOUD PEAK ENERGY FINANCE CORP.

By:	By:
Name:	Name:
Title:	Title:

Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication: ,

* This is included in Global Notes only.

Exhibit A-2

[Back of Note]

12% Second Lien Senior Secured Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), and Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 12% per annum.  The Issuers will pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 17, 2016; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2017.  The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest on overdue installments of interest, without regard to any applicable grace periods, from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      Method of Payment.  The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent maintained for such purpose in the contiguous United States, or, at the option of the Issuers, such payments may be made by check mailed to the Holders at their addresses set forth in the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers, the Parent Guarantor or any of their Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Issuers issued the Notes under an Indenture dated as of October 17, 2016 among the Issuers, the Parent Guarantor, the Subsidiary Guarantors named therein and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of

Exhibit A-3

the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law.

5.                                      Optional Redemption.  Subject to the additional terms and conditions set forth in the Indenture:

At any time and from time to time prior to November 1, 2018, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

At any time and from time to time on or after November 1, 2018, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

12-month period commencing November 1 in Year	Percentage
2018	106.000%
2019	103.000%
2020 and thereafter	100.000%

At any time and from time to time prior to November 1, 2018, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 112.000% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), but in an aggregate principal amount not to exceed the net cash proceeds of one or more Equity Offerings; provided that:

(i)                                     in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)                                  not less than 65% of the aggregate principal amount of the Notes originally issued under the Indenture (including any Additional Notes) remains outstanding immediately thereafter.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer to Purchase and the Company (or the third party making the Change of Control Offer to Purchase in lieu of the Company) purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 15 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer to Purchase, to redeem all of the Notes that remain outstanding following such

Exhibit A-4

purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes redeemed from the date of purchase to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

6.                                      Mandatory Redemption.  Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.

7.                                      Repurchase at Option of Holders.  Subject to the additional terms and conditions set forth in the Indenture:

If there is a Change of Control, each Holder of Notes will have the right (except as set forth in the proviso to Section 4.06(a) of the Indenture) to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Offer to Purchase”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).  Within 30 days following any Change of Control, the Company shall send a written offer to each Holder setting forth the procedures governing the Change of Control Offer to Purchase as required by the Indenture and information regarding such other matters as is required under Section 4.06 of the Indenture.  The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer to Purchase.

If the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor consummates an Asset Sale, in certain circumstances specified in Section 4.07 the Company shall commence an offer to all Holders of Notes and all holders of other Pari Passu Secured Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Offer to Purchase”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Secured Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures set forth in the Indenture.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Company shall select the Notes to be purchased on a pro rata basis.  Holders of Notes that are the subject of an Offer to Purchase will receive an Offer to Purchase from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.                                      Notice of Redemption.  Notice of redemption will be given at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60

Exhibit A-5

days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuers default in making such redemption payment.

9.                                      Denominations, Transfer, Exchange.  The Notes are in fully registered form without coupons in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any transfer tax or similar governmental charge required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of any Note being redeemed in part that is not being redeemed.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes for redemption or during the period between a Regular Record Date and the corresponding Interest Payment Date.

10.                               Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Indenture, including, without limitation, to cure any ambiguity, defect, omission or inconsistency; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to conform to the provisions of the “Description of Notes” for the Initial Notes; to conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the Senior Debt Obligations and the Second Priority Debt Obligations as such priorities are contemplated and set forth in the First Lien/Second Lien Intercreditor Agreement; to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Senior Secured Debt and Pari Passu Secured Debt; to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination; as provided in the First/Second Lien Intercreditor Agreement and the Pari Passu Second Lien Intercreditor Agreement; and to make any other change that does not materially and adversely affect the rights of any Holder.

12.                               Defaults and Remedies.  Events of Default include in summary form:  (i) default in the payment of the principal of any Note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to

Exhibit A-6

Purchase or a Change of Control Offer to Purchase); (ii) default in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days; (iii) failure by the Company to make a Change of Control Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.06 of the Indenture or failure by the Issuers or any Guarantor to comply with Section 5.01 of the Indenture; (iv) default by the Issuers of the Parent Guarantor in the performance of or breach any other of its covenants or agreements in the Indenture, under the Notes or under the other Note Documents (other than a default specified in clause (i), (ii) or (iii) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with the reporting obligations described in Section 4.17 of the Indenture) after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes; (v) with respect to any Debt of the Parent Guarantor or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such Debt of all such Persons (a) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (b) the failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period; (vi) one or more final judgments or orders for the payment of money rendered against the Parent Guarantor or any of its Restricted Subsidiaries and not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million (in excess of amounts which the Parent Guarantor’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; (vii) certain bankruptcy defaults with respect to the Parent Guarantor or any Significant Restricted Subsidiary; (viii) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; (ix) the occurrence of the following: (a) except as permitted by the Note Documents, any Note Document establishing the Second Priority Liens ceases for any reason to be enforceable (except where the sole result of the failure of one or more Note Documents to be fully enforceable is that any Second Priority Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a fair market value of not more than $50.0 million, ceases to be an enforceable and perfected Second Priority Lien; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period); (b) except as permitted by the Note Documents, any Second Priority Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, ceases to be an enforceable and perfected second priority Lien, subject to the First/Second Lien Intercreditor Agreement and Liens permitted by Section 4.10 of the Indenture; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and (c) any Issuer or Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or Guarantor set forth in or arising under any Note Document establishing Second Priority Liens.

Exhibit A-7

If any Event of Default (other than an Event of Default specified in the preceding clause (vii) that occurs with respect to the Parent Guarantor or the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if the notice is given by the Holders), may declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in the preceding clause (vii) occurs with respect to the Parent Guarantor or the Company, all outstanding Notes shall be due and payable immediately without further action or notice. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal or premium, if any, of the Notes.  The Company is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and each Issuer is required, within 30 days of becoming aware of any Default, to notify the Trustee of such Default and what action it proposes to take with respect thereto.

13.                               Trustee Dealings with Parent Guarantor.  The Trustee, in its commercial banking or any other capacity, may make loans to, accept deposits from, and perform services for the Parent Guarantor or its Affiliates, and may otherwise deal with the Parent Guarantor or its Affiliates, as if it were not the Trustee.

14.                               Personal Liability of Directors, Officers, Employees and Unitholders.  No past, present or future director, officer, employee, incorporator, member or stockholder of the Issuers, the Parent Guarantor or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers, the Parent Guarantor or the Subsidiary Guarantors under the Notes, any Note Guaranty, the Indenture or any other Note Document, or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

15.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Exhibit A-8

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

Requests may be made to:

Cloud Peak Energy Inc.
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021
Attention:  General Counsel

Exhibit A-9

ASSIGNMENT

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type name, address and zip code of assignee)

and irrevocably appoint
to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*                 NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Exhibit A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

☐ Sections 3.09 and 4.07	☐ Section 4.06

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*                 NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Exhibit A-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Signature of authorized signatory of Trustee or Note Custodian	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase

*                 This schedule should only be included if the Note is issued in global form.

Exhibit A-12

EXHIBIT B

FORM OF NOTATION OF NOTE GUARANTY

Subject to the limitations set forth in the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed, Cloud Peak Energy Inc., a Delaware corporation (hereinafter referred to as the “Parent Guarantor,” which term includes any successor) and each of the entities listed on Schedule A thereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successor or additional Subsidiary Guarantor under the Indenture) (i) has unconditionally guaranteed:  (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at the Stated Maturity or interest payment or mandatory repurchase date, by acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, to the extent lawful, on the Notes, (c) the due and punctual payment or performance of all other Obligations of the Issuers to the Holders, the Trustee or the Collateral Agent, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, any Holder or the Collateral Agent in enforcing any rights under the Note Guaranties.

The Note Guaranties are subject to the limitations set forth in the Indenture, including Article X thereof.

No director, officer, employee, incorporator, member or stockholder, as such, past, present or future, of the Parent Guarantor or any of the Subsidiary Guarantors shall have any liability for any Obligations of the Issuers, the Parent Guarantor or the Subsidiary Guarantors under the Notes, any Note Guaranty or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations.

The Note Guaranties shall be binding upon the Parent Guarantor, each Subsidiary Guarantor and their respective successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party under the Indenture shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions thereof.

No Note Guaranty shall be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Note Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Parent Guarantor and the Subsidiary Guarantors may be released from their respective Note Guaranties upon the terms and subject to the conditions provided in the Indenture.

Exhibit B-1

CLOUD PEAK ENERGY INC.,

as Parent Guarantor

By:
Name:
Title:

ANTELOPE COAL LLC,
ARROWHEAD I LLC,
ARROWHEAD II LLC,
ARROWHEAD III LLC,
BIG METAL COAL CO. LLC,
CABALLO ROJO HOLDINGS LLC,
CABALLO ROJO LLC,
CLOUD PEAK ENERGY LOGISTICS LLC,
CLOUD PEAK ENERGY LOGISTICS I LLC,
CLOUD PEAK ENERGY SERVICES COMPANY,
CORDERO MINING HOLDINGS LLC,
CORDERO MINING LLC,
CORDERO OIL AND GAS LLC,
KENNECOTT COAL SALES LLC,
NERCO COAL LLC,
NERCO COAL SALES LLC,
NERCO LLC,
PROSPECT LAND AND DEVELOPMENT LLC,
RESOURCE DEVELOPMENT LLC,
SEQUATCHIE VALLEY COAL CORPORATION,
SPRING CREEK COAL LLC,
WESTERN MINERALS LLC,
YOUNGS CREEK HOLDINGS I LLC,
YOUNGS CREEK HOLDINGS II LLC,
YOUNGS CREEK MINING COMPANY, LLC,
as Subsidiary Guarantors

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

This [        ] SUPPLEMENTAL INDENTURE, dated as of               ,     , is among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-issuer” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, a national banking association, as Trustee and as Collateral Agent.

RECITALS

WHEREAS, the Issuers, Cloud Peak Energy Inc., the initial Subsidiary Guarantors, the Trustee and the Collateral Agent, entered into an Indenture, dated as of October 17, 2016 (as may be supplemented or amended, the “Indenture”), pursuant to which the Issuers have issued $[   ] in principal amount of 12% Second Lien Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Issuers, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to add one or more Subsidiary Guarantors pursuant to Section 4.13 or 5.01(e) thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors, of the Trustee and the Collateral Agent necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors, the Trustee and the Collateral Agent.

Exhibit C-1

ARTICLE II

From this date, in accordance with Section 4.13 or 5.01(e) and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article X thereunder.

ARTICLE III

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

The Trustee and the Collateral Agent accept the amendments of the Indenture effected by this Supplemental Indenture and agree to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Collateral Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and neither the Trustee nor the Collateral Agent makes any representation with respect to any such matters.  Additionally, the Trustee and the Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

Exhibit C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CLOUD PEAK ENERGY RESOURCES LLC,
AS AN ISSUER

By:
Name:
Title:

CLOUD PEAK ENERGY FINANCE CORP.,
AS AN ISSUER

By:
Name:
Title:

SUBSIDIARY GUARANTORS

[ ]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, AS COLLATERAL AGENT

By:
Name:
Title:

Exhibit C-3

EXHIBIT D

FORM OF PARI PASSU SECOND LIEN INTERCREDITOR

among

CLOUD PEAK ENERGY RESOURCES LLC

AND

CLOUD PEAK ENERGY FINANCE CORP.

as Issuers,

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Indenture Authorized Representative

[         ]

as Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [         ], 20[   ]

PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [               ], 20[  ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company, CLOUD PEAK ENERGY FINANCE CORP., a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), the other Grantors (as defined below) from time to time party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under the Second Lien Indenture (as defined below) (in such capacity and together with its successors in such capacity, the “Second Lien Indenture Authorized Representative”), [               ], as [collateral agent] under the Initial Additional Second Lien Agreement (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Second Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Lien Indenture Authorized Representative (for itself and on behalf of the Second Lien Indenture Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Second Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Second Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01              Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Second Lien Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Documents” means, with respect to the Initial Additional Second Lien Obligations or any other Additional Second Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Debt and the Liens securing such Debt, including the Initial Additional Second Lien Documents and the Additional Second Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Second Lien Obligations or any other Additional Second Lien Obligations.

“Additional Second Lien Obligations” means collectively (1) the Initial Additional Second Lien Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Second Lien Class Debt designated as Additional Second Lien Obligations pursuant to Section 5.13 hereof after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Grantor under any Additional Second Lien Document.

“Additional Second Lien Secured Party” means the holders of any Additional Second Lien Obligations, any Authorized Representative with respect thereto and trustee, administrative agent or similar agent under the Additional Second Lien Documents, and shall include the Initial Additional Second Lien Secured Parties.

“Additional Second Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure the Additional Second Lien Obligations.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, (i) until the earlier of (x) the Discharge of Second Lien Indenture Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Second Lien Indenture Authorized Representative, and (ii) from and after the earlier of (x) the Discharge of Second Lien Indenture Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means, at any time, (i) in the case of any Second Lien Indenture Obligations or the Second Lien Indenture Secured Parties, the Second Lien Indenture Authorized Representative, (ii) in the case of the Initial Additional Second Lien Obligations or the Initial Additional Second Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Second Lien Obligations or Additional Second Lien Secured Parties that become subject to this Agreement after the date hereof, the collateral agent, administrative agent, trustee or similar agent named as authorized representative for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Security Document to secure one or more Series of Second Lien Obligations.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Second Lien Indenture Authorized Representative is the Applicable Authorized Representative, the Second Lien Indenture Secured Parties and (ii) at any other time, the Series of Second Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Declined Lien” has the meaning assigned to such term in Section 2.11.

“Designated Senior Representative” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Second Lien Obligations, the date on which such Series of Second Lien Obligations is no longer secured by, and no longer required to be secured by any Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Second Lien Indenture Obligations” means, the Discharge of the Second Lien Indenture Obligations with respect to such Shared Collateral; provided that the Discharge of Second Lien Indenture Obligations shall not be deemed to have occurred in connection with a Refinancing of such Second Lien Indenture Obligations with additional Second Lien Obligations secured by such Shared Collateral under an Additional Second

Lien Document which has been designated in writing by the Second Lien Indenture Authorized Representative (under the Second Lien Indenture so Refinanced) to the Initial Additional Authorized Representative and each other Authorized Representative as the “Second Lien Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Second Lien Document.

“Equity Release Proceeds” shall have the meaning assigned to such term in Section 2.04(a).

“First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to such term in the Second Lien Indenture.

“Grantors” means the Issuers and each of the Guarantors which has granted a security interest pursuant to any Second Lien Security Document to secure any Series of Second Lien Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

[“Guarantors” has the meaning assigned to such term in the Second Lien Indenture.]

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Second Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [               ], among [the Issuers], [the Guarantors identified therein,] [               ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional Second Lien Documents” means the Initial Additional Second Lien Agreement, the debt securities issued thereunder, the Initial Additional Second Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Debt thereunder, and the Liens securing such Debt.

“Initial Additional Second Lien Obligations” means the [“Secured Obligations”] as such term is defined in the Initial Additional Second Lien Security Agreement.

“Initial Additional Second Lien Secured Parties” means the holders of the Initial Additional Second Lien Obligations, the Initial Additional Authorized Representative and [trustee] [administrative agent] under the Initial Additional Second Lien Agreement.

“Initial Additional Second Lien Security Agreement” means the security agreement, dated as of the date hereof, among [the Issuers], the Initial Additional Authorized Representative and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any case commenced by or against any Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to such Issuer or any other Grantor or any similar case or proceeding relative to such Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of any Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” or “Issuers” have the meanings assigned to such terms in the introductory paragraph of this Agreement.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex I hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Authorized Representative” means the Authorized Representative of the Series of Additional Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations (other than Second Lien Indenture Obligations).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, (1) after the Discharge of Senior Obligations, the date which is [150] days (throughout which [150] day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Second Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Second Lien Document and (2) prior to the Discharge of Senior Obligations, the date which is [90] days after the Second Priority Enforcement Date; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (A) at any time the Second Lien Indenture Authorized Representative has commenced and is diligently pursuing any enforcement action, (B) at any time prior to the Discharge of Senior Obligations, the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (C) at any time the Grantor which has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Debt, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Debt being Refinanced, (c) any existing commitments unutilized under the Debt being Refinanced and (d) any amount by which the original principal amount of any Debt has been repaid.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of an Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of an Authorized Representative under the terms of the Second Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Debt, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Debt or enter into alternative financing arrangements, in exchange or replacement for such Debt (in whole or in part along with any Permitted Refinancing Increase), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Debt has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Indenture” means that certain Indenture dated as of October 17, 2016 among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Indenture Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Second Lien Indenture Collateral Documents” means the “Security Documents” as defined in the Second Lien Indenture, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Indenture Obligations” means the Debt incurred under the Second Lien Indenture and Debt incurred to Refinance such Debt together with Obligations in respect of such Debt.

“Second Lien Indenture Secured Parties” means the holders of Second Lien Indenture Obligations, the Second Lien Indenture Authorized Representative and the trustee under the Second Lien Indenture.

“Second Priority Enforcement Date” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Second Lien Obligations” means, collectively, (i) the Second Lien Indenture Obligations and (ii) each Series of Additional Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Second Lien Indenture Secured Parties and (ii) the Additional Second Lien Secured Parties with respect to each Series of Additional Second Lien Obligations.

“Second Lien Security Documents” means, collectively, (i) the Second Lien Indenture Collateral Documents and (ii) the Additional Second Lien Security Documents.

“Secured Second Lien Document” means (i) the Second Lien Indenture and each Note Document (as defined in the Second Lien Indenture), (ii) each Initial Additional Second Lien Document, and (iii) each Additional Second Lien Document for Additional Second Lien Obligations incurred after the date hereof.

“Series” means (a) with respect to the Second Lien Secured Parties, each of (i) the Second Lien Indenture Secured Parties (in their capacities as such), (ii) the Initial Additional Second Lien Secured Parties (in their capacities as such), and (iii) the Additional Second Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Second Lien Secured Parties) and (b) with respect to any Second Lien Obligations, each of (i) the Second Lien Indenture Obligations, (ii) the Initial Additional Second Lien Obligations, and (iii) the Additional Second Lien Obligations incurred after the date hereof pursuant to any Additional Second Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Second Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Authorized Representatives on behalf of such holders) hold a valid security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Underlying Assets” shall have the meaning assigned to such term in Section 2.04(a).

SECTION 1.02              Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03              Impairments. It is the intention of the Second Lien Secured Parties of each Series that the holders of Second Lien Obligations of such Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Second Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second

Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Security Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01              Priority of Claims.

(a)                                 Anything contained herein or in any of the Secured Second Lien Documents to the contrary notwithstanding (but subject Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative or any Second Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Issuer or any other Grantor or any Second Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral or Equity Released Proceeds received by the Applicable Authorized Representative or any Second Lien Secured Party on account of such enforcement of rights or remedies or received by the Applicable Authorized Representative or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Second Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Authorized Representative and not returned to any Grantor under any Secured Second Lien Document being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as such) secured by such Shared Collateral or in the case of Equity Release Proceeds, secured by the Underlying Assets pursuant to the terms of any Secured Second Lien Document, owing to such Authorized Representatives ratably to each such Authorized Representative in accordance with the amounts payable to it pursuant to this clause FIRST, (ii) SECOND, subject to Section 1.03, to the payment in full of the other Second Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds is insufficient to pay in full the Second Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Authorized Representative of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such Second Lien Obligations owing to each such respective Authorized Representative and the other Second Lien Secured Parties represented by it for distribution by such Authorized Representative in accordance with its respective terms of the applicable Secured Second Lien Documents and (iii) THIRD, after payment of all Second Lien Obligations, to the Issuers and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Second Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such Second Lien Secured Party shall hold such payment or recovery in trust for the benefit of all Second Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral or Equity Release Proceeds for which a third party (other than a Second Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Equity Release Proceeds or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Equity Release Proceeds or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

(b)                                 Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Second

Lien Documents or any defect or deficiencies in the Liens securing the Second Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02              Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)                                 Only the Applicable Authorized Representative shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Second Lien Indenture Authorized Representative is the Applicable Authorized Representative, no Additional Second Lien Secured Party shall or shall instruct any Authorized Representative to, and neither the Initial Additional Authorized Representative nor any other Authorized Representative that is not the Applicable Authorized Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Second Lien Security Document, applicable law or otherwise, it being agreed that only the Second Lien Indenture Authorized Representative, acting in accordance with the Second Lien Indenture Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)                                 With respect to any Shared Collateral at any time when the Major Non-Controlling Authorized Representative is the Applicable Authorized Representative, (i) the Major Non-Controlling Authorized Representative shall act only on the instructions of the Controlling Secured Parties, (ii) the Applicable Authorized Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative and (iii) no Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Second Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, acting in accordance with the applicable Additional Second Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c)                                  Notwithstanding the equal priority of the Liens securing each Series of Second Lien Obligations, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, the Applicable Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)                                 Each of the Second Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative to enforce this Agreement.

(e)                                  Without limiting the provisions of Section 4.02, each Non-Controlling Authorized Representative that is not the Applicable Authorized Representative hereby appoints the Applicable Authorized Representative as its agent and authorizes the Applicable Authorized Representative to exercise any and all remedies under each Second Lien Security Document with respect to Shared Collateral and to execute releases in connection therewith.

SECTION 2.03              No Interference; Payment Over.

(a)                                 Each Second Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any Second Lien Secured Party from challenging or questioning the validity or enforceability of any Second Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Second Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by such Applicable Authorized Representative or other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any other Second Lien Secured Party to enforce this Agreement.

(b)                                 Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04              Automatic Release of Liens; Amendments to Second Lien Security Documents.

(a)                                 If, at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Authorized Representative for the benefit of each Series of Second Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Authorized Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. If in connection with any such foreclosure or other exercise of remedies by the Applicable Authorized Representative, the Applicable Authorized Representative or related Authorized Representative of such Series of Second Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of Second Lien Obligations, such guarantor also shall be released from its guarantee of all other Second Lien Obligations, if in connection with any such foreclosure or other exercise of remedies by the Applicable Authorized Representative, in each case prior to the Discharge of such Series of Second Lien Obligations, the equity interest of any Person are foreclosed upon or otherwise disposed of and the Applicable Authorized Representative releases its Lien on the property or assets of such Person, then the Liens of each other

Authorized Representative (or in favor of such other Second Lien Secured Parties if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person with be automatically released to the same extent as the Liens of the Applicable Authorized Representative: provided, that any proceeds of any such equity assets of such Person on which another Series of Second Lien Obligations holds a Lien on the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of Second Lien Obligations holds a Lien on such equity interest so disposed of) shall be applied pursuant to Section 2.01 hereof.

(b)                                 Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral, Underlying Assets or Guarantee provided for in this Section.

SECTION 2.05              Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                                 This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Issuer or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

(b)                                 If any Issuer and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Second Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Second Lien Secured Parties as set forth in this Agreement, (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to Section 2.01 (unless such Collateral fails to constitute Shared Collateral because the Lien in respect thereof constitutes a Declined Lien with respect to such Second Lien Secured Parties or their Authorized Representative), and (D) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the Second Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

(c)                                  If any Second Lien Secured Party is granted adequate protection (A) in the form of Liens on any additional collateral, then each other Second Lien Secured Party shall be entitled to seek, and each Second Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same vis-à-vis the Second Lien Secured Parties as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, the each other Second Lien Secured Party shall be entitled to seek, and each Second Lien will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Second Lien Obligations pursuant to Section 2.01.

SECTION 2.06              Reinstatement. In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

SECTION 2.07              Insurance. As between the Second Lien Secured Parties, to the extent contemplated by the Secured Second Lien Documents, the Applicable Authorized Representative shall have the right (but no obligation) to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Authorized Representative receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable Secured Second Lien Documents, such proceeds shall be turned over to the Applicable Authorized Representative for application as provided in Section 2.01 hereof.

SECTION 2.08              Refinancings, etc. The Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Second Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part along with any Permitted Refinancing Increase) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Second Lien Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing Debt shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Debt.

SECTION 2.09              Authorized Representative as Gratuitous Bailee for Perfection.

(a)                                 The Possessory Collateral shall be delivered to the Second Lien Indenture Authorized Representative and the Second Lien Indenture Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Second Lien Indenture Authorized Representative is not the Applicable Authorized Representative, the Second Lien Indenture Authorized Representative shall, at the request of the Applicable Authorized Representative, promptly deliver all Possessory Collateral to the Applicable Authorized Representative together with any necessary endorsements (or otherwise allow the Applicable Authorized Representative to obtain control of such Possessory Collateral). The Issuers shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Authorized Representative for loss or damage suffered by such Authorized Representative as a result of such transfer except for loss or damage suffered by such Authorized Representative as a result of its own willful misconduct or gross negligence.

(b)                                 Each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)                                  The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Secured Party for purposes of perfecting the Lien held by such Second Lien Secured Parties thereon.

(d)                                 No Authorized Representative shall have any obligation whatsoever to any Second Lien Secured Party to ensure that the Possessory Collateral genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.09. The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control as gratuitous bailee in accordance with this Section 2.09 and delivering the Possessory Collateral constituting Shared Collateral as provided in clause (e) below.

(e)                                  None of the Authorized Representatives or any of the Second Lien Secured Parties shall have by reason of the Secured Second Lien Documents, this Agreement or any other document a fiduciary relationship with respect of the other Authorized Representatives or any other Second Lien Secured Party, and each Authorized Representative and each Second Lien Secured Parties from all claims and liabilities arising pursuant to any Authorized Representative’s role under this Section 2.09 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control.

SECTION 2.10              Amendments to Security Documents.

(a)                                 Without the prior written consent of the Second Lien Indenture Authorized Representative, each Additional Second Lien Secured Party agrees that no Additional Second Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Second Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)                                 The Second Lien Indenture Authorized Representative agrees that no Second Lien Indenture Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Indenture Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)                                  In making determinations required by this Section 2.10, each Authorized Representative may conclusively rely on a certificate of an Officer of any Issuer.

SECTION 2.11              Similar Liens and Agreements.

The parties hereto agree that it is their intention that the Collateral be identical for all Second Lien Secured Parties; provided, that this provision will not be violated with respect to any particular Series if the Secured Second Lien Document for such Series prohibits the Authorized Representative for that Series from accepting a Lien on such asset or property or such Authorized Representative otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a “Declined Lien”). In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by any Authorized Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Secured Second Lien Documents; and

(b)                                 that the documents and agreement creating or evidencing the Liens on Shared Collateral securing the Second Lien Obligations shall be in all material respects the same forms of documents as on another, except that the documents and agreements creating or evidencing the Liens securing the additional Second Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding additional Second Lien Obligations and to address any Declined Lien.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01              Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of any Issuer. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Authorized Representative

SECTION 4.01              Authority.

(a)                                 Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Authorized Representative, except that each Applicable Authorized Representative shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)                                 In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Security Documents, as applicable, pursuant to which the Applicable Authorized Representative is the agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Second Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the Second Lien Secured Parties waives any claim it may now or hereafter have against any Authorized Representative of any other Series of Second Lien Obligations or any other Second Lien Secured Party of any other Series arising out of (i) any actions which any Authorized Representative or the Second Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by any Issuer or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Authorized Representative shall not (i) accept any Shared Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral or (ii) “credit-bid” for or purchase (other than for cash) Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral, without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02              Powers of Attorney.

Each Non-Controlling Authorized Representative, for itself and on behalf of the Second Lien Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Applicable Authorized Representative and any officer or agent of the Applicable Authorized Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative or Second Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purpose of this Agreement, including the exercise of any and all remedies under each Second Lien Security Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE V

Miscellaneous

SECTION 5.01              Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 if to the Second Lien Indenture Authorized Representative, to it at

Wilmington Trust, National Association
1100 North Market Street

Wilmington, Delaware 19890

Attention of Cloud Peak Energy Secured Notes Administrator

Facsimile: 302-636-4145

(b)                                 if to the Initial Additional Authorized Representative, to it at

[                    ]
Attention of [                    ]
[Notice information]

(c)                                  if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Authorized Representative from time to time and upon notification to the Issuers, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02              Waivers; Amendment; Joinder Agreements.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Issuers’ consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects any Issuer or any other Grantor (which for avoidance of doubt includes Sections 2.04, 2.05, 2.08, 2.09, 2.10 or Article V hereof), with the consent of each Issuer).

(c)                                  Notwithstanding the foregoing, without the consent of any Second Lien Secured Party (and with respect to any termination, waiver, amendment or modification which by the terms of this Agreement requires the Issuers’ consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects any Issuer or any other Grantor, with the consent of each Issuer), any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Second Lien Secured Parties and Additional Second Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)                                 Notwithstanding the foregoing, in connection with any Refinancing of Second Lien Obligations of any Series, or the incurrence of Additional Second Lien Obligations of any Series, the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Second Lien Secured Party, any Issuer or any Guarantor), at the request of any Authorized Representative or the Issuers, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Authorized Representative, provided that any Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Officer of any Issuer to the effect that such Refinancing or incurrence is permitted by the then existing Secured Second Lien Documents and the First Lien/Second Lien Intercreditor Agreement.

SECTION 5.03              Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04              Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05              Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06              Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07              GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08              Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the Second Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the Second Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09              WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.09 WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.10              Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11              Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Second Lien Security Documents or any of the other Secured Second Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12              Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of the Issuers, no other Grantors and no other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Second Lien Indenture or any Additional Second Lien Documents), and none of the Issuers and no other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 or Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13              Additional Second Lien Debt. To the extent, but only to the extent permitted by the provisions of the then extant Secured Second Lien Documents, either Issuer or any Subsidiary Guarantor under the Secured Second Lien Documents may incur additional Debt after the date hereof that is permitted by the Second Lien Indenture and the Additional Second Lien Documents then outstanding to be incurred and secured on an equal and ratable basis by the Liens securing the Second Lien Obligations (such Debt referred to as “Additional Second Lien Class Debt”). Any such Additional Second Lien Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a second priority basis, in each case under and pursuant to the Additional Second Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Second Lien Class Debt (each, an “Additional Second Lien Class Debt Representative”), acting on behalf of the holders of such Additional Second Lien Class Debt (such Authorized Representative, holders of any Additional Second Lien Class Debt and trustee, administrative agent or similar agent with respect thereto being referred to as the “Additional Second Lien Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Second Lien Class Debt Representative to become a party to this Agreement as an Authorized Representative,

(i)                                     such Additional Second Lien Class Debt Representative, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by such Additional Second Lien Class Debt Representative) pursuant to which such Additional Second Lien Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Second Lien Class Debt in respect of which such Additional Second Lien Class Debt Representative is the Authorized Representative constitutes Additional Second Lien Obligations and the related Additional Second Lien Class Debt Parties become subject hereto and bound hereby as Additional Second Lien Secured Parties;

(ii)                                  each Issuer shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional Second Lien Documents relating to such Additional Second Lien Class Debt, certified as being true and correct by an Officer of such Issuer and (y) identified in a certificate of an Officer the obligations to be designated as Additional Second Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant Second Lien Obligations and by the terms of the then extant Secured Second Lien Documents;

(iii)                               to the extent required by the applicable Second Lien Security Documents, all filings, recordations and/or amendments or supplements to the Second Lien Security Documents necessary or desirable in the reasonable judgment of the Additional Second Lien Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Second Lien Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Additional Second Lien Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Second Lien Class Debt Representative); and

(iv)                              the Additional Second Lien Documents, as applicable, relating to such Additional Second Lien Class Debt shall provide, in a manner reasonably satisfactory to each Authorized Representative, that each Additional Second Lien Class Debt Party with respect to such Additional Second Lien Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Second Lien Class Debt, or trustee, administrative agent or similar agent with respect thereto.

SECTION 5.14              Agent Capacities. Except as expressly provided herein, Wilmington Trust, National Association is acting in the capacity of Second Lien Indenture Authorized Representative solely for the Second Lien Indenture Secured Parties. Except as expressly provided herein, [                    ] is acting in the capacity of Initial Additional Authorized Representative solely for the Additional Second Lien Secured Parties. Except as expressly set forth herein, none of the Second Lien Indenture Authorized Representative, the Initial Additional Authorized Representative or any additional Authorized Representative shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Second Lien Documents.  The Second Lien Indenture Authorized Representative shall be entitled to all of the rights, privileges and immunities granted to it under the Second Lien Indenture.  The Initial Additional Second Lien Authorized Representative shall be entitled to all of the rights, privileges and immunities granted to it under [                ].

SECTION 5.15              Integration. This Agreement together with the other Secured Second Lien Documents and the Second Lien Security Documents represents the agreement of each of the Grantors and the Second Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Second Lien Indenture Authorized Representative, or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Second Lien Documents.

SECTION 5.16              Additional Grantors. Each Issuer agrees that, if any Subsidiary of such Issuer shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Second Lien Indenture Authorized Representative, the Initial Additional Authorized Representative and each other additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17              First Lien/Second Lien Intercreditor Agreement. (a) (i) Notwithstanding anything to the contrary, the parties hereto agree that (A) the liens and security interests granted to the Second Lien Secured Parties under the Second Lien Security Documents are expressly subject to the First Lien/Second Lien Intercreditor Agreement and (B) the exercise of any right or remedy by the Applicable Authorized Representative (and the other Second Lien Secured Parties) hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement and (ii) in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien/Second Lien Intercreditor Agreement, the provisions of the First Lien/Second Lien Intercreditor Agreement shall govern.

(b)                                 Notwithstanding anything herein to the contrary, the parties hereto agree that any request, decision or determination made, or documents or other items deemed satisfactory, necessary, appropriate or advisable, by the Senior Representative (as defined in the First Lien/Second Lien Intercreditor Agreement) with respect to the equivalent section under the Senior Collateral Documents (as defined in the First Lien/Second Lien Intercreditor

Agreement), shall be deemed to have been made, or deemed satisfactory, necessary, appropriate or advisable by the Applicable Authorized Representative (and the other Second Lien Secured Parties).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Second Lien Indenture Authorized Representative

By:
Name:
Title:

[ ],
as Initial Additional Authorized Representative

By:
Name:
Title:

CLOUD PEAK ENERGY RESOURCES LLC

By:
Name:
Title:

CLOUD PEAK ENERGY FINANCE CORP.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

ANNEX I

[FORM OF] JOINDER NO. [     ] dated as of [          ], 20[  ] to the PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ] (the “Pari Passu Second Lien Intercreditor Agreement”), among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company, CLOUD PEAK ENERGY FINANCE CORP., a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), the other Grantors from time to time party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Second Lien Indenture Authorized Representative, [               ], as the Initial Additional Authorized Representative and each additional Authorized Representative from time to time party thereto.(1)

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Second Lien Intercreditor Agreement.

B.                                    As a condition to the ability of each Issuer to incur Additional Second Lien Obligations and to secure such Additional Second Lien Class Debt with the liens and security interests created by the Additional Second Lien Security Documents relating thereto, the Additional Second Lien Class Debt Representative in respect of such Additional Second Lien Class Debt is required to become an Authorized Representative, and such Additional Second Lien Class Debt and the Additional Second Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Second Lien Intercreditor Agreement. Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement provides that such Additional Second Lien Class Debt Representative may become an Authorized Representative, and such Additional Second Lien Class Debt and such Additional Second Lien Class Debt Parties may become subject to and bound by the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Obligations and Additional Second Lien Secured Parties, respectively, upon the execution and delivery by the Additional Second Lien Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement. The undersigned Additional Second Lien Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Pari Passu Second Lien Intercreditor Agreement and the Second Lien Security Documents.

Accordingly, each Authorized Representative and the New Representative agree as follows:

SECTION 1.                            In accordance with Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Second Lien Class Debt and Additional Second Lien Class Debt Parties become subject to and bound by, the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Obligations and Additional Second Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Second Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Second Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Second Lien Class Debt Parties that it represents as Additional Second Lien Secured Parties. Each reference to an “Authorized Representative” in the Pari Passu Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Representative represents and warrants to each Authorized Representative and the other Second Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and] collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Additional Second Lien Documents relating to such Additional Second Lien Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Second Lien Class Debt Parties in respect of such Additional Second Lien Class Debt will be subject to and bound by the provisions of the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Secured Parties.

(1)                                 In the event of the Refinancing of the Second Lien Indenture Obligations, revise to reflect joinder by a new Second Lien Indenture Authorized Representative

SECTION 3.                            This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Authorized Representative shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.                            Except as expressly supplemented hereby, the Pari Passu Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                            THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8.                            The Issuers agree to reimburse each Authorized Representative for its reasonable fees and expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Second Lien Documents.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [collateral agent] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Second Lien Indenture Authorized Representative,

By:
Name:
Title:

[ ],
as the Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

CLOUD PEAK ENERGY RESOURCES LLC,
as an Issuer

By:
Name:
Title:

CLOUD PEAK ENERGY FINANCE CORP.,
as an Issuer

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I
to the
Supplement to the
Pari Passu Second Lien Intercreditor Agreement

Grantors

[               ]

ANNEX II

[FORM OF] SUPPLEMENT NO. [          ] dated as of [               ], 20[  ], to the PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT dated as of [               ], 20[  ] (the “Pari Passu Second Lien Intercreditor Agreement”), among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company, CLOUD PEAK ENERGY FINANCE CORP., a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), the other Grantors (as defined below) from time to time party hereto, WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Second Lien Indenture Authorized Representative, [               ], as Initial Additional Authorized Representative and each additional Authorized Representative from time to time party thereto.

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Second Lien Intercreditor Agreement.

B.                                    The Grantors have entered into the Pari Passu Second Lien Intercreditor Agreement. Pursuant to the Second Lien Indenture and certain Additional Second Lien Documents, certain newly acquired or organized Subsidiaries of the Issuers are required to enter into the Pari Passu Second Lien Intercreditor Agreement. Section 5.16 of the Pari Passu Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Lien Indenture and the Additional Second Lien Documents.

Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:

SECTION 1.                            In accordance with Section 5.16 of the Pari Passu Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Grantor represents and warrants to each Authorized Representative and the other Second Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3.                            This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            Except as expressly supplemented hereby, the Pari Passu Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                            THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuers as specified in the Pari Passu Second Lien Intercreditor Agreement.

SECTION 8.                            The Issuers agree to reimburse each Authorized Representative for its reasonable fees and expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Second Lien Documents.

IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the Pari Passu Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:
Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Second Lien Indenture Authorized Representative,

By:
Name:
Title:

[ ],
as the Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]